EXHIBIT 3.1

ATTACHMENT TO
CERTIFICATE OF AMENDMENT OF
THE ARTICLES OF INCORPORATION OF AGILYSYS, INC.

On May 10, 2020, the Board of Directors of Agilysys, Inc., an Ohio corporation (the “Company”), adopted the following resolution at a duly called meeting of the Board of Directors, at which a quorum was at all times present, designating and creating, out of the authorized and unissued serial preferred shares of the Company, 1,735,457 authorized serial preferred shares of the Company titled the “5.25% Series A Convertible Preferred Shares”:
NOW, THEREFORE, BE IT RESOLVED, that, in accordance with Article Fourth of the Amended Articles of Incorporation of the Company (as amended, the “Articles of Incorporation”) and Section 1701.70(B)(1) of the Ohio Revised Code, the Board hereby adopts the certificate of amendment to the Articles of Incorporation in the form attached hereto as Exhibit A (the “Certificate of Amendment”) pursuant to which a series of preferred shares of the Company titled the “5.25% Series A Convertible Preferred Shares,” and having no par value and an initial number of authorized shares equal to 1,735,457, is hereby designated and created out of the authorized and unissued shares of serial preferred shares of the Company, which series has the rights, designations, preferences, voting powers and other provisions set forth in the Certificate of Amendment:

Exhibit A

AMENDMENT TO THE AMENDED ARTICLES OF INCORPORATION OF
AGILYSYS, INC.
The following is hereby inserted at the end of Subdivision A of Article Fourth of the Amended Articles of Incorporation of Agilysys, Inc.:
EXPRESS TERMS OF THE 5.25% SERIES A CONVERTIBLE PREFERRED SHARES
The designation and number of shares of the 5.25% Series A Convertible Preferred Stock of Agilysys, Inc. (the “Company”), and the preferences and relative participating, optional and other special rights and qualifications, limitations and restrictions thereof, are as set forth below (as amended or supplemented from time to time, this “Certificate of Amendment”):
SECTION 1.          DEFINITIONS.
“Adjustment Cancellation Preferred Shares” has the meaning set forth in Section 10(f)(i).
“Adjustment Preferred Shares” has the meaning set forth in Section 10(f)(i).
“Affiliate” of any Person means any Person, directly or indirectly, Controlling, Controlled by or under common Control with such Person.
“Below Fair Market Value Issuance” has the meaning set forth in Section 10(f)(i)(3).
“Board of Directors” means the Company’s board of directors or a committee of such board duly authorized to act on behalf of such board.
“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.
“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into such equity.
“Certificate” means any Physical Certificate or Electronic Certificate.
“Certificate of Amendment” has the meaning set forth in the preamble.
“Change of Control” means any of the following events after the original issuance of the Convertible Preferred Shares:
(a) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company, its Wholly Owned Subsidiaries or a Holder (together with its Affiliates), as a result of a transaction or event or series of transactions has become the direct or indirect “beneficial owner” (as defined below) of shares of the Company’s common equity representing more than fifty percent (50%) of the voting power of all of the Company’s then-outstanding common equity; provided, that this clause (a) shall not apply to a transaction specified in clause (b) below, including any exception thereto; or
(b) the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Wholly Owned Subsidiaries; (ii) any recapitalization, reclassification or change of the Common Shares (other than changes resulting from a share split or share combination or changes solely to the par value) as a result of which all of the Common Shares are converted into, or exchanged for, other securities, other property or assets; or (iii) any share exchange, consolidation or merger of the Company pursuant to which all of the Common Shares are converted into cash, securities or other property or assets; provided, however, that neither (1) a transaction or event or series of transactions or events described in subclause (ii) or (iii) in which the holders of all classes of the Common Shares of the Company immediately prior to such transaction or event or series of transactions or events own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction or event or series of transactions or events in substantially the same proportions as such ownership immediately prior thereto nor (2) any merger or consolidation of the Company solely for the purpose of changing its jurisdiction of incorporation to another state of the United States that results in a reclassification, conversion or exchange of the outstanding Common Shares solely into shares of Common Shares or other similar common equity interests of the surviving entity shall be a Change of Control pursuant to this clause (b) or clause (a) above;
For the purposes of this definition, (x) any transaction or event described in both clause (a) and in clause (b) above (without regard to the proviso in clause (b)) will be deemed to occur solely pursuant to clause (b) above (subject to such proviso); and (y) whether a Person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act.
“Change of Control Company Redemption Notice” has the meaning set forth in Section 7(b)(vi)(1).
“Change of Control Holder Redemption Notice” means a notice (including a notice substantially in the form of the “Holder Repurchase Notice” set forth in Exhibit D) containing the information, or otherwise complying with the requirements, set forth in Section 7(b)(vi)(2).
“Change of Control Holder Redemption Right” has the meaning set forth in Section 7(b)(i).
“Change of Control Notice” has the meaning set forth in Section 7(b)(vi).
“Change of Control Redemption” means the redemption of any Convertible Preferred Shares by the Company pursuant to Section 7(b).
“Change of Control Redemption Date” means the date fixed, pursuant to Section 7(b)(iv), for the redemption of any Convertible Preferred Shares by the Company pursuant to a Change of Control Redemption.

“Change of Control Redemption Price” means the cash price payable by the Company to redeem any share of Convertible Preferred Shares upon its Change of Control Redemption, calculated pursuant to Section 7(b)(v).
“Charter” means the Company’s Amended Articles of Incorporation, as amended by the Certificate of Amendment and as the same (subject to Section 9(c)) may be further amended, supplemented or restated.
“Close of Business” means 5:00 p.m., New York City time.
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Common Shares” means any capital stock of any class or series of the Company (including, on the Initial Issue Date, the common shares, with no par value, of the Company) which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company.  However, subject to the provisions of Section 10(i), shares issuable upon conversion of Convertible Preferred Shares shall include only shares of the class of capital stock of the Company designated as common shares, without par value, of the Company on the Initial Issue Date or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.
“Common Share Change Event” has the meaning set forth in Section 10(i)(i).
“Company” has the meaning set forth in the preamble.
“Company Redemption” has the meaning set forth in Section 7(a).
“Company Redemption Date” means the date fixed, pursuant to Section 7(a)(iii), for the settlement of the redemption of the Convertible Preferred Shares by the Company pursuant to a Redemption.
“Company Redemption Notice” has the meaning set forth in Section 7(a)(v).
“Company Redemption Notice Date” means, with respect to a Company Redemption of the Convertible Preferred Shares, the date on which the Company sends the related Company Redemption Notice pursuant to Section 7(a)(v).
“Company Redemption Price” means the consideration payable by the Company to redeem any Convertible Preferred Share upon its Redemption, calculated pursuant to Section 7(a)(iv).

“Company Regulations” means the Amended Code of Regulations of the Company, dated September 15, 2016, as amended on August 9, 2019, and as the same may be further amended, supplemented or restated.
“Control” (including its correlative meanings “under common Control with” and “Controlled by”) means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of securities or partnership or other interests, by contract or otherwise.
“Conversion Consideration” means, with respect to the conversion of any Convertible Preferred Shares, the type and amount of consideration payable to settle such conversion, determined in accordance with Section 10.
“Conversion Date” means an Optional Conversion Date or a Mandatory Conversion Date.
“Conversion Price” means $20.1676; provided, however, that the Conversion Price is subject to adjustment from time to time pursuant to Section 10(f) and 10(g). Each reference in this Certificate of Amendment or the Convertible Preferred Shares to the Conversion Price as of a particular date without setting forth a particular time on such date will be deemed to be a reference to the Conversion Price immediately before the Close of Business on such date.
“Conversion Share” means any Common Shares issued or issuable upon conversion of any Convertible Preferred Shares.
“Convertible Preferred Shares” has the meaning set forth in Section 3(a).
“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Shares as displayed under the heading “Bloomberg VWAP” on Bloomberg page “AGYS <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one (1) Common Share on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm the Board of Directors selects).  The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.
“Delisting Event” means, after the Initial Issue Date, the Common Shares cease to be listed for trading on the NASDAQ Global Select Market, the NASDAQ Global Market, the New York Stock Exchange, the NASDAQ Capital Market, the OTCQX Market, the OTCQB Market or the IEX (or any of their respective successors) for a period of 20 consecutive Trading Days.
“Depositary” means The Depository Trust Company or its successor.
“Dividend Junior Shares” means any class or series of the Company’s shares whose terms do not expressly provide that such class or series will rank senior to, or equally with, the Convertible Preferred Shares with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively).  Dividend Junior Shares include the Common Shares.  For the avoidance of doubt, Dividend Junior Shares will not include any securities of the Company’s Subsidiaries.
“Dividend Parity Shares” means any class or series of the Company’s shares (other than the Convertible Preferred Shares) whose terms expressly provide that such class or series will rank equally with the Convertible Preferred Shares with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively).  For the avoidance of doubt, Dividend Parity Shares will not include any securities of the Company’s Subsidiaries.
“Dividend Payment Date” means, with respect to any Convertible Preferred Share, each June 30 and December 31 of each year, beginning on June 30, 2020 (or beginning on such other date specified in the Certificate representing such share).
“Dividend Period” means, as to any Convertible Preferred Share, each period from, and including, a Dividend Payment Date (or, in the case of the first Dividend Period for such Convertible Preferred Share, from, and including, the Initial Accrual Date of such Convertible Preferred Share) to, but excluding, the next Dividend Payment Date.
“Dividend Rate” means five and one quarter percent (5.25%) per annum.
“Dividend Record Date” has the following meaning:  (a) June 15, in the case of a Dividend Payment Date occurring on June 30; and (b) December 15, in the case of a Dividend Payment Date occurring on December 31.
“Dividend Senior Shares” means any class or series of the Company’s shares whose terms expressly provide that such class or series will rank senior to the Convertible Preferred Shares with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively).  For the avoidance of doubt, Dividend Senior Shares will not include any securities of the Company’s Subsidiaries.
“Dividends” has the meaning set forth in Section 5(a)(i).
“Effective Price” has the following meaning with respect to the issuance or sale of any Common Shares or any Equity-Linked Securities:
(a) in the case of the issuance or sale of Common Shares, the value of the consideration received or receivable by (or at the direction of) the Company or any of its Affiliates for such shares, expressed as an amount per Common Shares; and
(b) in the case of the issuance or sale of any Equity-Linked Securities, an amount equal to a fraction whose:
(i) numerator is equal to sum, without duplication, of (x) the value of the aggregate consideration received or receivable by (or at the direction of) the Company or any of its Affiliates for the issuance or sale of such Equity-Linked Securities; and (y) the value of the minimum aggregate additional consideration, if any, payable to purchase or otherwise acquire Common Shares pursuant to such Equity-Linked Securities; and
(ii) denominator is equal to the maximum number of Common Shares underlying such Equity-Linked Securities;
provided, however, that:
(w) for purposes of clauses (a) and (b)(i) above, all underwriting commissions, placement agency commissions or similar commissions paid to any broker-dealer by the Company or any of its Affiliates in connection with such issuance or sale (excluding any other fees or expenses incurred by the Company or any of its Affiliates) will be added to the aggregate consideration referred to in such clause;
(x) for purposes of clause (b) above, if such minimum aggregate consideration, or such maximum number of Common Shares, is not determinable at the time such Equity-Linked Securities are issued or sold, then (1) the initial consideration payable under such Equity-Linked Securities, or the initial number of Common Shares underlying such Equity-Linked Securities, as applicable, will be used; and (2) at each time thereafter when such amount of consideration or number of shares becomes determinable or is otherwise adjusted (including pursuant to “anti-dilution” or similar provisions), there will be deemed to occur, for purposes of Section 10(f)(i)(3) and without affecting any prior adjustments theretofore made pursuant to Section 10(f)(i)(3), an issuance of additional Equity-Linked Securities;
(y) for purposes of clause (b) above, the surrender, extinguishment, maturity or other expiration of any such Equity-Linked Securities will be deemed not to constitute consideration payable to purchase or otherwise acquire Common Shares pursuant to such Equity-Linked Securities; and
(z) the “value” of any such consideration will be the fair value thereof, as of the date such shares or Equity-Linked Securities, as applicable, are issued or sold, determined in good faith by the Board of Directors (or, in the case of cash denominated in U.S. dollars, the face amount thereof).
“Electronic Certificate” means any electronic book-entry maintained by the Transfer Agent that represents any Convertible Preferred Shares.
“Equity-Linked Securities” means any rights, options or warrants to purchase or otherwise acquire (whether immediately, during specified times, upon the satisfaction of any conditions or otherwise) any Common Shares.
“‘ex’ date” means, with respect to an issuance, dividend or distribution on the Common Shares, the first date on which Common Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant securities exchange).  For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Shares under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Exempt Issuance” means (a) the Company’s issuance of any securities as full or partial consideration in connection with a merger, acquisition, consolidation or purchase of all or substantially all of the securities or assets of a corporation or other entity; (b) the Company’s issuance or grant of Common Shares or options to purchase Common Shares, or other equity-based awards (including restricted stock units), to employees (or prospective employees who have accepted an offer of employment), directors or consultants of the Company or any of its Subsidiaries, pursuant to plans that have been approved by a majority of the independent members of the Board of Directors or that exist as of the Initial Issue Date; (c) the Company’s issuance of securities upon the exercise, exchange or conversion of any securities that are exercisable or exchangeable for, or convertible into, Common Shares and are outstanding as of the Initial Issue Date, provided that such exercise, exchange or conversion is effected pursuant to the terms of such securities as in effect on the Initial Issue Date; (d) the Company’s issuance of securities pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial institution approved by a majority of the disinterested members of the Board of Directors; and (e) the Company’s issuance of the Convertible Preferred Shares on the Initial Issue Date or pursuant to Section 10(f)(i) and any Common Shares upon conversion of any Convertible Preferred Shares so issued.  For purposes of this definition, “consultant” means a consultant that may participate in an “employee benefit plan” in accordance with the definition of such term in Rule 405 under the Securities Act.
“Expiration Date” has the meaning set forth in the definition of “Pro Rata Repurchase.”
“Holder” means a person in whose name any Convertible Preferred Share is registered in the Register.
“Holder Received Dividend” means any Property Dividend solely of cash if (but only if):
(a)          prior to the date for determination of holders of Common Shares entitled to receive such distribution the Company has delivered a written notice (a “Holder Received Dividend Notice”) to the transfer agent or agents for the Convertible Preferred Shares that the Company intends to treat such distribution as a “Holder Received Dividend” hereunder; and
(b)          at the same time the Company makes such distribution to holders of Common Shares, the Company distributes, to the Person who was the holder of each Convertible Preferred Share that was outstanding immediately after the Close of Business on such date for determination (whether or not such Convertible Preferred Share is outstanding on the date of such distribution), an amount equal to the amount of cash that would have been receivable upon such distribution by a holder of the number of Common Shares into which such Convertible Preferred Share is convertible if such Convertible Preferred Share had been converted in full immediately prior to such date for determination.

“Holder Received Dividend Notice” has the meaning set forth in the definition of Holder Received Dividend.
“Holder Repurchase” means the repurchase of any Convertible Preferred Share by the Company pursuant to Section 8.
“Holder Repurchase Date” means the date fixed, pursuant to Section 8(d), for the settlement of the repurchase of the Convertible Preferred Share by the Company pursuant to a Holder Repurchase.
“Holder Repurchase Notice” means a notice (including a notice substantially in the form of the “Holder Repurchase Notice” set forth in Exhibit C) containing the information, or otherwise complying with the requirements, set forth in Section 8(f)(i) and Section 8(f)(ii).
“Holder Repurchase Price” means the cash price payable by the Company to repurchase any Convertible Preferred Share upon its Holder Repurchase, calculated pursuant to Section 8(e).
“Holder Repurchase Right” has the meaning set forth in Section 8(a).
“Holder Repurchase Trigger Date” means the earlier of the date that the Company has a Delisting Event or May 22, 2025.
“Initial Accrual Date” means, as to any Convertible Preferred Share (other than any Adjustment Preferred Share), the Initial Issue Date or, as to any Adjustment Preferred Share, the date on which such Adjustment Preferred Share is issued pursuant to Section 10(f)(i).
“Initial Issue Date” means May 22, 2020.
“Initial Liquidation Preference” means, as to any Convertible Preferred Share (other than any Adjustment Preferred Share), $20.1676 or, as to any Adjustment Preferred Share, the Liquidation Preference of the outstanding Convertible Preferred Share in respect of which such Adjustment Preferred Share is issued pursuant to Section 10(f)(i) at the time such Adjustment Preferred Share is issued (after giving effect to any adjustment to such Liquidation Preference required to be made simultaneously with such issuance pursuant to Section 10(f)(i)).
“Investment Agreement” means the Investment Agreement, dated as of May 11, 2020, by and between the Company and MAK Capital One L.L.C., a Delaware limited liability company.
“Last Reported Sale Price” of the Common Shares for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of the Common Shares on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Shares are then listed.  If the Common Shares are not listed for trading on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per Common Share on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization.  If the Common Shares are not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per Common Share on such Trading Day from each of at least three nationally recognized independent investment banking firms the Company selects in good faith.
“Liquidation Junior Shares” means any class or series of the Company’s shares whose terms do not expressly provide that such class or series will rank senior to, or equally with, the Convertible Preferred Shares with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up.  Liquidation Junior Shares include the Common Shares.  For the avoidance of doubt, Liquidation Junior Shares will not include any securities of the Company’s Subsidiaries.
“Liquidation Parity Shares” means any class or series of the Company’s shares (other than the Convertible Preferred Shares) whose terms expressly provide that such class or series will rank equally with the Convertible Preferred Shares with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up.  For the avoidance of doubt, Liquidation Parity Shares will not include any securities of the Company’s Subsidiaries.
“Liquidation Payment” has the meaning set forth in Section 6(a).
“Liquidation Preference” means, with respect to any Convertible Preferred Share, an amount initially equal to the Initial Liquidation Preference with respect to such Convertible Preferred Share, plus any accrued and unpaid dividends, inclusive of any dividends paid in kind; provided, however, that such Liquidation Preference is subject to adjustment from time to time pursuant to Sections 5(a)(ii)(1) and 10(f).
“Liquidation Senior Shares” means any class or series of the Company’s shares whose terms expressly provide that such class or series will rank senior to the Convertible Preferred Shares with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up.  For the avoidance of doubt, Liquidation Senior Shares will not include any securities of the Company’s Subsidiaries.
“Mandatory Conversion” has the meaning set forth in Section 10(c)(i).
“Mandatory Conversion Date” means a Conversion Date designated with respect to any Convertible Preferred Shares pursuant to Section 10(c)(i) and 10(c)(iii).
“Mandatory Conversion Notice” has the meaning set forth in Section 10(c)(iv).
“Mandatory Conversion Notice Date” means, with respect to a Mandatory Conversion, the date on which the Company sends the Mandatory Conversion Notice for such Mandatory Conversion pursuant to Section 10(c)(iv).
“Mandatory Conversion Right” has the meaning set forth in Section 10(c)(i).
“Mandatory Conversion Trigger Date” means November 22, 2023.

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Shares are listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Shares or in any options contracts or futures contracts relating to the Common Shares.
“Minimum Price” means $18.09.
“Officer” means the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, or any Vice-President of the Company.
“Open of Business” means 9:00 a.m., New York City time.
“Optional Conversion” means the conversion of any Convertible Preferred Share other than a Mandatory Conversion.
“Optional Conversion Date” means, with respect to the Optional Conversion of any Convertible Preferred Share, the first Business Day on which the requirements set forth in Section 10(d)(ii) for such conversion are satisfied.
“Optional Conversion Notice” means a notice substantially in the form of the “Optional Conversion Notice” set forth in Exhibit B.
“Ownership Limitation” has the meaning set forth in Section 10(h)(i).
“Payment Date” means, as to any dividend or distribution on all or substantially all of the Common Shares, the date on which the holders of Common Shares receive any dividend or distribution or, if earlier, in the case of a dividend or distribution consisting of Common Shares, the date on which the persons receiving such Common Shares first become record holders of the Common Shares so received.
“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.  Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Certificate of Amendment.
“Physical Certificate” means any certificate (other than an Electronic Certificate) representing any Convertible Preferred Shares, which certificate is substantially in the form set forth in Exhibit A, registered in the name of the Holder of such share(s) and duly executed by the Company and countersigned by the Transfer Agent.
“Pro Rata Repurchase” means any purchase of Common Shares by the Company or any Affiliate thereof pursuant to (A) any tender offer or exchange offer subject to Section 13(e) or

14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (B) any other offer available to all or any material portion of the holders of Common Stock, in the case of both (A) and (B), whether for cash, shares of Capital Stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property (including, without limitation, shares of Capital Stock, other securities or evidences of indebtedness of a subsidiary), or any combination thereof, effected while any Convertible Preferred Shares are outstanding.  The “Expiration Date” of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange by the Company under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.
“Pro Rata Repurchase Valuation Period” has the meaning set forth in Section 10(f)(i)(2).
“Property Dividend” means any payment by the Company to all holders of its Common Shares of any dividend, or any other distribution by the Company to such holders, of any shares of capital stock of the Company, evidences of indebtedness of the Company, cash or other assets (including rights, warrants or other securities (of the Company or any other Person)), other than any dividend or distribution (i) upon a Common Share Change Event to which Section 10(i) applies, or (ii) of any Common Stock referred to in Section 10(f)(i)(1).
“Redemption” means a Company Redemption or a Change of Control Redemption.
“Redemption Date” means a Change of Control Redemption Date or Company Redemption Date, as applicable.
“Reference Property” has the meaning set forth in Section 10(i)(i).
“Reference Property Unit” has the meaning set forth in Section 10(i)(i).
“Register” has the meaning set forth in Section 3(e).
“Requisite Shareholder Approval” means the shareholder approval contemplated by NASDAQ Listing Standard Rules 5635 with respect to the issuance of Common Shares upon conversion of the Convertible Preferred Shares in excess of the limitations imposed by such rules; provided, however, that the Requisite Shareholder Approval will be deemed to be obtained if, due to any amendment or binding change in the interpretation of the applicable listing standards of The NASDAQ Stock Market, such shareholder approval is no longer required for the Company to settle all conversions of the Convertible Preferred Shares in Common Shares without regard to Section 10(h).
“Restricted Share Legend” means a legend substantially in the form set forth in Exhibit E.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Security” means any Convertible Preferred Share or Conversion Share.

“Shareholder Voting Power” means the aggregate number of Voting Shares of the Company, with the calculation of such aggregate number of Voting Shares being conclusively made for all purposes under the Charter (as amended by this Certificate of Amendment), absent manifest error, by the Company based on the Company’s review of the Register, the Company’s other books and records, each Holder’s public filings pursuant to Section 13 or Section 16 of the Exchange Act and any other written evidence satisfactory to the Company regarding any Holder’s beneficial ownership of any securities of the Company.
“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or shareholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (b) any partnership or limited liability company where (x) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.
“Successor Person” has the meaning set forth in Section 10(i)(iii).
“Trading Day” means any day on which (a) trading in the Common Shares generally occurs on the principal U.S. national or regional securities exchange on which the Common Shares are then listed or, if the Common Shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Shares are then traded; and (b) there is no Market Disruption Event.  If the Common Shares are not so listed or traded, then “Trading Day” means a Business Day.
“Transfer Agent” means the Company or its successor.
“Transfer-Restricted Security” means any Security that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such Security will cease to be a Transfer-Restricted Security upon the earliest to occur of the following events:
(a)          such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer;
(b)          such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to an available exemption (including Rule 144) from the registration and prospectus-delivery requirements of, or in a transaction not subject to, the

Securities Act and, immediately after such sale or transfer, such Security ceases to constitute a “restricted security” (as defined in Rule 144); and
(c)          (i) such Security is eligible for resale, by a Person that is not an Affiliate of the Company and that has not been an Affiliate of the Company during the immediately preceding three (3) months, pursuant to Rule 144 without any limitations thereunder as to volume, manner of sale, availability of current public information or notice; and (ii) the Company has received such certificates or other documentation or evidence as the Company may reasonably require to determine that the security is eligible for resale pursuant to clause (i) and the Holder, holder or beneficial owner of such Security is not, and has not been during the immediately preceding three (3) months, an Affiliate of the Company.
“Treasury Regulations” means the Treasury regulations promulgated under the Code, as amended.
“Voting Parity Shares” means, with respect to any matter as to which Holders are entitled to vote pursuant to Section 9(a), each class or series of outstanding shares of the Company that constitutes both Dividend Parity Shares and Liquidation Parity Shares, if any, upon which similar voting rights are conferred and are exercisable with respect to such matter.
“Voting Shares” means the Common Shares, the Convertible Preferred Shares and any other capital stock of the Company having the right to vote generally in any election of directors of the Board.
“VWAP Market Disruption Event” means, with respect to any date, (a) the failure by the principal U.S. national or regional securities exchange on which the Common Shares are then listed, or, if the Common Shares are not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Shares are then traded, to open for trading during its regular trading session on such date; or (b) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Shares or in any options contracts or futures contracts relating to the Common Shares, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.
“VWAP Trading Day” means a day on which (a) there is no VWAP Market Disruption Event; and (b) trading in the Common Shares generally occurs on the principal U.S. national or regional securities exchange on which the Common Shares are then listed or, if the Common Shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Shares are then traded.  If the Common Shares are not so listed or traded, then “VWAP Trading Day” means a Business Day.
“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.
SECTION 2.          RULES OF CONSTRUCTION.  For purposes of this Certificate of Amendment:

(a)          “or” is not exclusive;
(b)          “including” means “including without limitation”;
(c)          “will” expresses a command;
(d)          the “average” of a set of numerical values refers to the arithmetic average of such numerical values;
(e)          a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation;
(f)          words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;
(g)          “herein,” “hereof” and other words of similar import refer to this Certificate of Amendment as a whole and not to any particular Section or other subdivision of this Certificate of Amendment, unless the context requires otherwise;
(h)          references to currency mean the lawful currency of the United States of America, unless the context requires otherwise; and
(i)          the exhibits, schedules and other attachments to this Certificate of Amendment are deemed to form part of this Certificate of Amendment
SECTION 3.          THE CONVERTIBLE PREFERRED SHARES.
(a)          Designation; Par Value.  A series of serial preferred shares of the Company titled the “5.25% Series A Convertible Preferred Shares” (hereinafter referred to as the “Convertible Preferred Shares”) is hereby designated and created out of the authorized and unissued serial preferred shares of the Company.  The Convertible Preferred Shares have no par value.
(b)          Number of Authorized Shares. The total authorized number of Convertible Preferred Shares is 1,735,457; provided, however that, by resolution of the Board of Directors, the total number of authorized Convertible Preferred Shares may hereafter be increased (subject to Section 9(a)(i)(4)) or be reduced to a number that is not less than the number of Convertible Preferred Shares then outstanding.
(c)          Form, Dating and Denominations.
(i)          Form and Date of Certificates Representing Convertible Preferred Shares.  Each Certificate representing any Convertible Preferred Share will bear the legends required by Section 3(f) and may bear notations, legends or endorsements required by law, securities exchange rule or usage or the Depositary.
(ii)          Certificates.

(1)          Generally. The Convertible Preferred Shares will be originally issued initially in the form of one or more Physical Certificates. Electronic Certificates may be exchanged for Physical Certificates, and Physical Certificates may be exchanged for Electronic Certificates upon request by the Holder thereof pursuant to customary procedures.
(2)          Electronic Certificates; Interpretation.  For purposes of this Certificate of Amendment, (A) each Electronic Certificate will be deemed to include the text of the stock certificate set forth in Exhibit A; (B) any legend or other notation that is required to be included on a Certificate will be deemed to be included in any Electronic Certificate notwithstanding that such Electronic Certificate may be in a form that does not permit affixing legends thereto; (C) any reference in this Certificate of Amendment to the “delivery” of any Electronic Certificate will be deemed to be satisfied upon the registration of the electronic book-entry representing such Electronic Certificate in the name of the applicable Holder; and (D) upon satisfaction of any applicable requirements of the Ohio Revised Code, the Charter and the Company Regulations, and any related requirements of the Transfer Agent, in each case for the issuance of Convertible Preferred Shares in the form of one or more Electronic Certificates, such Electronic Certificates will be deemed to be executed by the Company and countersigned by the Transfer Agent.
(iii)          No Bearer Certificates; Denominations.  The Convertible Preferred Shares will be issued only in registered form and only in whole numbers of shares.
(iv)          Registration Numbers.  Each Certificate representing any Convertible Preferred Share will bear a unique registration number that is not affixed to any other Certificate representing any other outstanding Convertible Preferred Share.
(v)          Identical with Other Convertible Preferred Shares.  Each Convertible Preferred Share shall be identical in all respects with the other Convertible Preferred Shares except as to the dates from and after which Dividends thereon shall be cumulative and subject to the provisions of Section 5.
(d)          Method of Payment; Delay When Payment Date is Not a Business Day.
(i)          Method of Payment.  The Company will pay all cash amounts due on any Convertible Preferred Shares by check issued in the name of the Holder thereof; provided, however, that if such Holder has delivered to the Company, no later than the time set forth in the next sentence, a written request to receive payment by wire transfer to an account of such Holder within the United States, then the Company will pay all such cash amounts by wire transfer of immediately available funds to such account.  To be timely, such written request must be delivered no later than the Close of Business on the following date:  (x) with respect to the payment of any declared cash Dividend due on a Dividend Payment Date for the Convertible Preferred Shares, the related Record Date; and (y) with respect to any other payment, the date that is fifteen (15) calendar days immediately before the date such payment is due.

 (ii)          Delay of Payment when Payment Date is Not a Business Day.  If the due date for a payment on any Convertible Preferred Share as provided in this Certificate of Amendment is not a Business Day, then, notwithstanding anything to the contrary in this Certificate of Amendment, such payment may be made on the immediately following Business Day and no interest, dividend or other amount will accrue or accumulate on such payment as a result of the related delay.  Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “Business Day.”
(e)          Transfer Agent; Register.  The Company or any of its Subsidiaries may act as the Transfer Agent.  The Company will, or will retain another Person (who may be the Transfer Agent) to act as registrar who will, keep a record (the “Register”) of the names and addresses of the Holders, the number of Convertible Preferred Shares held by each Holder and the transfer, exchange, repurchase, Redemption and conversion of the Convertible Preferred Shares.  Absent manifest error, the entries in the Register will be conclusive and the Company and the Transfer Agent may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes.  The Register will be in written form or in any form capable of being converted into written form reasonably promptly.  The Company will promptly provide a copy of the Register to any Holder upon its request.
(f)          Legends.
(i)          Restricted Share Legend.
(1)          Each Certificate representing any Convertible Preferred Share that is a Transfer-Restricted Security will bear the Restricted Share Legend.
(2)          If any Convertible Preferred Share is issued in exchange for, in substitution of, or to effect a partial conversion of, any other Convertible Preferred Share (such other share(s) being referred to as the “old share(s)” for purposes of this Section 3(f)(i)(2)), including pursuant to Section 3(h) or 3(j), then the Certificate representing such Convertible Preferred Share will bear the Restricted Share Legend if the Certificate representing such old share(s) bore the Restricted Share Legend at the time of such exchange or substitution, or on the related Conversion Date with respect to such conversion, as applicable; provided, however, that the Certificate representing such Convertible Preferred Share need not bear the Restricted Share Legend if such Convertible Preferred Share does not constitute a Transfer-Restricted Security immediately after such exchange or substitution, or as of such Conversion Date, as applicable.
(ii)          Other Legends.  The Certificate representing any Convertible Preferred Share may bear any other legend or text, not inconsistent with this Certificate of Amendment, as may be required by applicable law or by any securities exchange or automated quotation system on which such Convertible Preferred Share is traded or quoted or as may be otherwise reasonably determined by the Company to be appropriate.

(iii)          Acknowledgement and Agreement by the Holders.  A Holder’s acceptance of any Convertible Preferred Share represented by a Certificate bearing any legend required by this Section 3(f) will constitute such Holder’s acknowledgement of, and agreement to comply with, the restrictions set forth in such legend.
(iv)          Legends on Conversion Shares.
(1)          Each Conversion Share will bear a legend substantially to the same effect as the Restricted Share Legend if the Convertible Preferred Share upon the conversion of which such Conversion Share was issued was (or would have been had it not been converted) a Transfer-Restricted Security at the time such Conversion Share was issued; provided, however, that such Conversion Share need not bear such a legend if the Company determines, in its reasonable discretion, that such Conversion Share need not bear such a legend.
(2)          Notwithstanding anything to the contrary in Section 3(f)(iv)(1), a Conversion Share need not bear a legend pursuant to Section 3(f)(iv)(1) if such Conversion Share is issued in an uncertificated form that does not permit affixing legends thereto, provided the Company takes measures (including the assignment thereto of a “restricted” CUSIP number) that it reasonably deems appropriate to enforce the transfer restrictions referred to in such legend.
(g)          Transfers and Exchanges; Transfer Taxes; Certain Transfer Restrictions.
(i)          Provisions Applicable to All Transfers and Exchanges.
(1)          Generally.  Subject to this Section 3(g) and the applicable provisions of the Investment Agreement, Convertible Preferred Shares represented by any Certificate may be transferred or exchanged from time to time, and the Company will cause each such transfer or exchange to be recorded in the Register.
(2)          No Services Charge; Transfer Taxes.  The Company will not impose any service charge on any Holder for any transfer, exchange or conversion of any Convertible Preferred Share, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer or exchange of a Convertible Preferred Share, other than exchanges pursuant to Section 3(h) or Section 3(p) not involving any transfer.
(3)          No Transfers or Exchanges of Fractional Shares.  Notwithstanding anything to the contrary in this Certificate of Amendment, all transfers or exchanges of Convertible Preferred Shares must be in an amount representing a whole number of Convertible Preferred Shares, and no fractional Convertible Preferred Share may be transferred or exchanged.

(4)          Legends.  Each Certificate representing any Convertible Preferred Share that is issued upon transfer of, or in exchange for, another Convertible Preferred Share will bear each legend, if any, required by Section 3(f).
(5)          Settlement of Transfers and Exchanges.  Upon satisfaction of the requirements of this Certificate of Amendment to effect a transfer or exchange of any Convertible Preferred Share as well as the delivery of all documentation reasonably required by the Transfer Agent or the Company in order to effect any transfer or exchange, the Company will cause such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the second (2nd) Business Day after the date of such satisfaction.
(ii)          Transfers of Shares Subject to Redemption, Repurchase or Conversion.  Notwithstanding anything to the contrary in this Certificate of Amendment, the Company will not be required to register the transfer of or exchange any Convertible Preferred Share:
(1)          that has been surrendered for conversion;
(2)          that has been called for Company Redemption pursuant to a Company Redemption Notice, except to the extent that the Company fails to pay the related Company Redemption Price when due;
(3)          as to which a Change of Control Company Redemption Notice or a Change of Control Holder Redemption Notice has been duly delivered pursuant to Section 7(b)(vi), and not withdrawn, except to the extent that the Company fails to pay the related Change of Control Redemption Price when due; or
(4)          as to which a Holder Repurchase Notice has been duly delivered pursuant to Section 8(f), except to the extent that the Company fails to pay the related Holder Repurchase Price when due.
(h)          Exchange and Cancellation of Convertible Preferred Share to Be Converted, Repurchased or Redeemed.
(i)          Partial Conversions, Cancellations, Repurchases and Redemptions of Certificates.  If only a portion of a Holder’s Convertible Preferred Shares represented by a Certificate (such Certificate being referred to as the “old Certificate” for purposes of this Section 3(h)(i)) is to be converted or cancelled pursuant to Section 10, repurchased pursuant to a Holder Repurchase or redeemed pursuant to a Redemption, then, as soon as reasonably practicable after such Certificate is surrendered for such conversion, cancellation, repurchase or redemption, as applicable, the Company will cause such Certificate to be exchanged for (1) one or more Certificates that each represent a whole number of Convertible Preferred Shares and, in the aggregate, represent a total number of Convertible Preferred Shares equal to the number of Convertible Preferred Shares represented by such old Certificate that are not to be so converted, cancelled, repurchased or redeemed, as applicable, and deliver such Certificate(s) to such Holder; and (2) a Certificate representing a whole number of Convertible Preferred Shares equal to the number of Convertible Preferred Shares represented by such old Certificate that are to be so converted, cancelled, repurchased or redeemed, as applicable, which Certificate will be converted, cancelled, repurchased or redeemed, as applicable, pursuant to the terms of this Certificate of Amendment; provided, however, that the Certificate referred to in this clause (2) need not be issued at any time after which such Convertible Preferred Shares subject to such conversion, cancellation, repurchase or redemption, as applicable, are deemed to cease to be outstanding pursuant to Section 3(n).
(ii)          Cancellation of Convertible Preferred Share that Is Converted, Cancelled, Repurchased or Redeemed.  If a Holder’s Convertible Preferred Share represented by a Certificate (or any portion thereof that has not theretofore been exchanged pursuant to Section 3(h)(i)) (such Certificate being referred to as the “old Certificate” for purposes of this Section 3(h)(ii)) is to be converted or cancelled pursuant to Section 10, repurchased pursuant to a Holder Repurchase or redeemed pursuant to a Redemption, then, promptly after the later of the time such Convertible Preferred Share is deemed to cease to be outstanding pursuant to Section 3(n) and the time such Certificate is surrendered for such conversion, cancellation, repurchase or redemption, as applicable, (A) such Certificate will be cancelled pursuant to Section 3(l); and (B) in the case of cancellation pursuant to Section 10 or a partial conversion, repurchase or redemption, the Company will issue, execute and deliver to such Holder, and cause the Transfer Agent to countersign one or more Certificates that (x) each represents a whole number of Convertible Preferred Shares and, in the aggregate, represents a total number of Convertible Preferred Shares equal to the number of Convertible Preferred Shares represented by such old Certificate that are not to be so converted, cancelled, repurchased or redeemed, as applicable; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 3(f).
(i)          Status of Retired Shares.  Upon any Convertible Preferred Share ceasing to be outstanding, such share will be deemed to be retired and to resume the status of an authorized and unissued serial preferred share of the Company, undesignated as to series, and such share cannot thereafter be reissued as a Convertible Preferred Share.
(j)         Replacement Certificates.  If a Holder claims that the Certificate(s) representing Convertible Preferred Shares have been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(c), a replacement Certificate representing such Convertible Preferred Shares upon surrender to the Company or the Transfer Agent of such mutilated Certificate, or upon delivery to the Company or the Transfer Agent of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Transfer Agent and the Company.  In the case of a lost, destroyed or wrongfully taken Certificate representing any Convertible Preferred Shares, the Company and the Transfer Agent may require the Holder thereof to provide such security or indemnity that is reasonably satisfactory to the Company and the Transfer Agent to protect the Company and the Transfer Agent from any loss that any of them may suffer if such Certificate is replaced.  Every replacement Convertible Preferred Share issued pursuant to this Section 3(j) will, upon such replacement, be deemed to be an outstanding Convertible Preferred Share, entitled to all of the benefits of this Certificate of Amendment equally and ratably with all other Convertible Preferred Share then outstanding.

(k)          Registered Holders.  Only the Holder will have rights under this Certificate of Amendment as the owner of such Convertible Preferred Shares.
(l)          Cancellation.  The Company may at any time deliver Convertible Preferred Shares to the Transfer Agent for cancellation.  The Company will cause the Transfer Agent to promptly cancel all Convertible Preferred Shares so surrendered to it in accordance with its customary procedures.
(m)         Shares Held by the Company or its Subsidiaries.  Without limiting the generality of Sections 3(n) and 3(o), in determining whether the Holders of the required number of outstanding Convertible Preferred Shares have concurred in any direction, waiver or consent, Convertible Preferred Shares owned by the Company or any of its Subsidiaries will be deemed not to be outstanding.
(n)          Outstanding Shares.
(i)          Generally.  The Convertible Preferred Shares that are outstanding at any time will be deemed to be those Convertible Preferred Shares that, at such time, have been duly executed by the Company and countersigned by the Transfer Agent, excluding those Convertible Preferred Shares that have theretofore been (1) cancelled by the Transfer Agent or delivered to the Transfer Agent for cancellation in accordance with Section 3(l); (2) paid in full upon their conversion, repurchase or redemption in accordance with this Certificate of Amendment; or (3) deemed to cease to be outstanding to the extent provided in, and subject to, clause (ii), (iii), (iv), (v) or (vi) of this Section 3(n).
(ii)          Replaced Shares.  If any Certificate representing any Convertible Preferred Share is replaced pursuant to Section 3(j), then such Convertible Preferred Share will cease to be outstanding at the time of such replacement, unless the Transfer Agent and the Company receive proof reasonably satisfactory to them that such share is held by a “bona fide purchaser” under applicable law.
(iii)          Shares to Be Redeemed.  If, on a Redemption Date, the Company has segregated, solely for the benefit of the applicable Holders, consideration in kind and amount that is sufficient to pay the aggregate Company Redemption Price or Change of Control Redemption Price due on such date, then (unless there occurs a default in the payment of the Change of Control Redemption Price or Company Redemption Price, as applicable) (1) the Convertible Preferred Shares to be redeemed on such date will be deemed, as of such date, to cease to be outstanding (without limiting the Company’s obligations pursuant to Section 5(b)); (2) Dividends will cease to accumulate on such Convertible Preferred Shares from and after such Redemption Date; and (3) the rights of the Holders of such Convertible Preferred Shares, as such, will terminate with respect to such Convertible Preferred Shares, other than the right to receive the Change of Control Redemption Price or Company Redemption Price, as applicable, as provided in Section 7 (and, if applicable, declared Dividends as provided in Section 5(b)) and any Holder Received Dividend pursuant to Section 10(f)(viii).

(iv)          Shares to Be Converted.  If any Convertible Preferred Share is to be converted, then, at the Close of Business on the Conversion Date for such conversion (unless there occurs a default in the delivery of the Conversion Consideration due pursuant to Section 10 upon such conversion):  (1) such Convertible Preferred Share will be deemed to cease to be outstanding (without limiting the Company’s obligations pursuant to Section 5(b)); (2) Dividends will cease to accumulate on such Convertible Preferred Share from and after such Conversion Date; and (3) the rights of the Holders of such Convertible Preferred Share, as such, will terminate with respect to such Convertible Preferred Share, other than the right to receive such Conversion Consideration as provided in Section 10 (and, if applicable, declared Dividends as provided in Section 5(b)) and any Holder Received Dividend pursuant to Section 10(f)(viii).
(v)          Shares to Be Repurchased Pursuant to a Holder Repurchase.  If, on a Holder Repurchase Date, the Company holds consideration in kind and amount that is sufficient to pay the aggregate Holder Repurchase Price due on such date, then (unless there occurs a default in the payment of the Holder Repurchase Price) (1) the Convertible Preferred Shares to be repurchased on such date will be deemed, as of such date, to cease to be outstanding (without limiting the Company’s obligations pursuant to Section 5(b)); and (2) the rights of the Holders of such Convertible Preferred Shares, as such, will terminate with respect to such Convertible Preferred Shares, other than the right to receive the Holder Repurchase Price as provided in Section 8 (and, if applicable, declared Dividends as provided in Section 5(b)) and any Holder Received Dividend pursuant to Section 10(f)(viii).
(vi)          Shares to Be Cancelled.  If, on the effective date of any share combination of Common Shares to which Section 10(f)(i)(6) applies, any Adjustment Cancellation Preferred Shares are required to be cancelled pursuant to Section 10(f)(i)(6)(C), (1) the Adjustment Cancellation Preferred Shares to be cancelled on such date will be deemed, as of such date, to cease to be outstanding (without limiting the Company’s obligations pursuant to Section 5(b)); (2) Dividends will cease to accumulate on such Convertible Preferred Shares from and after such date; and (3) the rights of Holders of such Adjustment Cancellation Preferred Shares, as such, will terminate with respect to such Adjustment Cancellation Preferred Shares, other than the right to receive the Change of Control Redemption Price or Company Redemption Price, as applicable, as provided in Section 7 (and, if applicable, declared Dividends as provided in Section 5(b)) and any Holder Received Dividend pursuant to Section 10(f)(viii).
(o)          Repurchases by the Company and its Subsidiaries.  Without limiting the generality of Section 3(l) and the next sentence, and subject to Section 10(f)(i)(2), the Company may, from time to time, repurchase Convertible Preferred Shares in open market purchases or in negotiated transactions without delivering prior notice to Holders.  The Company will promptly deliver to the Transfer Agent for cancellation all Convertible Preferred Shares that the Company or any of its Subsidiaries have purchased or otherwise acquired.
(p)          Notations and Exchanges.  Without limiting any rights of Holders pursuant to Section 9, if any amendment, supplement or waiver to the Charter (including this Certificate of Amendment) changes the terms of any Convertible Preferred Shares, then the Company may, in its discretion, require the Holder of the Certificate representing such Convertible Preferred Shares to deliver such Certificate to the Transfer Agent so that the Transfer Agent may place an appropriate notation prepared by the Company on such Certificate and return such Certificate to such Holder.  Alternatively, at its discretion, the Company may, in exchange for such Convertible Preferred Shares, issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(c), a new Certificate representing such Convertible Preferred Shares that reflects the changed terms.  The failure to make any appropriate notation or issue a new Certificate representing any Convertible Preferred Shares pursuant to this Section 3(p) will not impair or affect the validity of such amendment, supplement or waiver, nor will such failure impair or affect the Holder’s rights with respect to such Convertible Preferred Shares.
(q)          CUSIP and ISIN Numbers.  The Company may use one or more CUSIP or ISIN numbers to identify any of the Convertible Preferred Shares, and, if so, the Company will use such CUSIP or ISIN number(s) in notices to Holders; provided, however, that the effectiveness of any such notice will not be affected by any defect in, or omission of, any such CUSIP or ISIN number.
SECTION 4.          RANKING.  The Convertible Preferred Shares will rank (a) senior to (i) Dividend Junior Shares with respect to the payment of dividends; and (ii) Liquidation Junior Shares with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up; (b) equally with (i) Dividend Parity Shares with respect to the payment of dividends; and (ii) Liquidation Parity Shares with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up; and (c) junior to (i) Dividend Senior Shares with respect to the payment of dividends; and (ii) Liquidation Senior Shares with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up.
SECTION 5.          DIVIDENDS.
(a)          Generally.
(i)          Dividends.
(1)          Accumulation and Payment of Dividends.  The Convertible Preferred Shares will accumulate cumulative dividends at a rate per annum equal to the Dividend Rate on the Liquidation Preference thereof (calculated in accordance with Section 5(a)(i)(2)), regardless of whether or not declared or funds are legally available for their payment (such dividends that accumulate on the Convertible Preferred Shares pursuant to this sentence, “Dividends”).  Subject to the other provisions of this Section 5 (including, for the avoidance of doubt, Section 5(a)(ii)(1)), such Dividends will be payable when, as and if declared by the Board of Directors, out of funds legally available for their payment to the extent paid in cash, semi-annually in arrears on each Dividend Payment Date, to the Holders as of the Close of Business on the immediately preceding Dividend Record Date.  Dividends on any Convertible Preferred Share will accumulate from, and including, the last date to which Dividends have been paid on such Convertible Preferred Share (or, if no Dividends have been paid on such Convertible Preferred Share, from, and including, the Initial Accrual Date for such Convertible Preferred Share) to, but excluding, the next Dividend Payment Date.

 (2)          Computation of Accumulated Dividends.  Accumulated Dividends will be computed on the basis of a 360-day year comprised of twelve 30-day months.  Dividends on each Convertible Preferred Share will accrue on the Liquidation Preference of such Convertible Preferred Share as of immediately after the Close of Business on each day during the relevant Dividend Period (after giving effect to any adjustment to the Liquidation Preference required to be made at or prior to such time pursuant to Section 10(f)(i)).
(ii)          Method of Payment; Payments in Kind.
(1)          Generally.  Subject to the next sentence, each declared Dividend on the Convertible Preferred Shares will be paid, at the election of the Board of Directors:
(A)          100% in cash; or
(B)          50% in cash and 50% in kind, any such payment in kind to be reflected as an increase in the Liquidation Preference of each Convertible Preferred Share outstanding as of such time, effective immediately before the Close of Business on the related Dividend Payment Date, subject to Section 10(d)(iii)(2).
Notwithstanding anything to the contrary in this Certificate of Amendment, if, as of the Close of Business on any Dividend Payment Date, the Company has not paid in cash all or any portion of the full amount of the Dividends that have accumulated on the Convertible Preferred Shares in respect of the Dividend Period ending on, but excluding, such Dividend Payment Date and that is required to be paid in cash in accordance with Section 5(a)(ii)(1)(A) or (B), then, the dollar amount (expressed as an amount per Convertible Preferred Share) of such Dividend (or, if applicable, such portion thereof) not paid in cash will (without duplication) be added, to the Liquidation Preference of each Convertible Preferred Share outstanding as of such time, effective immediately before the Close of Business on the related Dividend Payment Date, subject to Section 10(d)(iii)(2).
(2)          Construction.  Any Dividends the amount of which is added to the Liquidation Preference thereof pursuant to Section 5(a)(ii)(1) will be deemed to be “declared” and “paid” on the Convertible Preferred Shares for all purposes of this Certificate of Amendment.
(3)          Election and Notice of Method of Payment.  Subject to the last sentence of Section 5(a)(ii)(1), the Company shall pay each Dividend in cash, except to the extent the Company makes an election pursuant to Section 5(a)(ii)(1)(B), out of funds legally available for the payment of dividends to the Holders under Ohio law and to the extent permitted under the terms of its indebtedness for borrowed money. The Company shall give notice to the Holders of the election of the Board of Directors of the method of payment of each declared

Dividend not fewer than ten (10) Business Days prior to the Dividend Record Date for such Dividend.
(b)          Treatment of Dividends Upon Redemption, Repurchase or Conversion.  If the Company Redemption Date, Change of Control Redemption Date, Holder Repurchase Date or Conversion Date of any Convertible Preferred Share is after a Record Date for a declared Dividend on the Convertible Preferred Shares and on or before the next Dividend Payment Date, then the Holder of such Convertible Preferred Share at the Close of Business on such Record Date will be entitled, notwithstanding the related Redemption, Change of Control Redemption, Holder Repurchase or conversion, as applicable, to receive, on or, at the Company’s election, before such Dividend Payment Date, such declared Dividend on such Convertible Preferred Share.  Solely for purposes of the preceding sentence, and not for any other purpose, a Dividend will be deemed to be declared only to the extent that it is declared for payment fully or partially in cash.  Except as provided in this Section 5(b), Section 7(a)(iv), Section 7(b)(v) or Section 8(e), Dividends on any Convertible Preferred Share will cease to accumulate from and after the Company Redemption Date, Change of Control Redemption Date, Holder Repurchase Date or Conversion Date, as applicable, for such share, unless the Company defaults in the payment of the related Company Redemption Price, Change of Control Redemption Price, Holder Repurchase Price or Conversion Consideration, as applicable.
(c)          Prohibition on Certain Junior Dividends or Distributions.  So long as any Convertible Preferred Shares are outstanding, if on any date any pending Redemption, Holder Repurchase or Conversion required to be effected on or prior to such date shall not have been effected, then the Company shall not, directly or indirectly, declare or pay or set apart for payment any dividends (other than a dividend payable solely in Liquidation Junior Shares or Dividend Junior Shares) or make any other distribution on Liquidation Junior Shares or Dividend Junior Shares and shall not (and shall not permit any Subsidiary of the Company to), directly or indirectly, redeem, purchase or otherwise acquire for value, or set apart money for any sinking or other similar fund for the redemption or purchase of, any Liquidation Junior Shares or Dividend Junior Shares (other than the acquisition of (x) Liquidation Junior Shares or Dividend Junior Shares as a result of a reclassification, exchange or conversion of Liquidation Junior Shares solely into Liquidation Junior Shares or Dividend Junior Shares solely into Dividend Junior Shares, as applicable, or (y) Liquidation Junior Shares or Dividend Junior Shares upon the exercise, conversion or exchange thereof solely for Liquidation Junior Shares or Dividend Junior Shares, as applicable).
SECTION 6.          RIGHTS UPON LIQUIDATION, DISSOLUTION OR WINDING UP.
(a)          Generally.  If the Company liquidates, dissolves or winds up, whether voluntarily or involuntarily, then, subject to the rights of any of the Company’s creditors or holders of any outstanding Liquidation Senior Shares, each Convertible Preferred Share will entitle the Holder thereof to receive payment for the greater of the amounts set forth in clause (i) and (ii) below out of the Company’s assets or funds legally available for distribution to the Company’s shareholders (the “Liquidation Payment”), before any such assets or funds are distributed to, or set aside for the benefit of, any Liquidation Junior Shares:
(i)          the sum of (without duplication):

(1)          the Liquidation Preference per Convertible Preferred Share; and
(2)          all unpaid Dividends that will have accumulated on such Convertible Preferred Share to, but excluding, the date of such payment; and
(ii)          the amount such Holder would have received in respect of the number of Common Shares that would be issuable (determined in accordance with Section 10 but without regard to Section 10(e)(ii), Section 10(e)(iii) and Section 10(h)) upon conversion of such Convertible Preferred Share assuming the Conversion Date of such conversion occurs on the date of such payment.
Upon payment of such amount in full on the Holder’s outstanding Convertible Preferred Shares, the Holder will have no rights or claims, based on their outstanding Convertible Preferred Shares, to the Company’s remaining assets or funds, if any.  If such assets or funds are insufficient to fully pay such amount on all outstanding Convertible Preferred Shares and the corresponding amounts payable in respect of all outstanding Liquidation Parity Shares, if any, then, subject to the rights of any of the Company’s creditors or holders of any outstanding Liquidation Senior Shares, such assets or funds will be distributed ratably on the outstanding Convertible Preferred Shares and Liquidation Parity Shares in proportion to the full respective distributions to which such shares would otherwise be entitled.
(b)          Certain Transactions Deemed Not to Be a Liquidation, Dissolution or Winding Up. Neither the voluntary sale, lease, conveyance, exchange or transfer of all or substantially all of the property or assets of the Company (whether for cash, shares, securities or other consideration), nor the consolidation or merger of the Company with one or more other entities, nor any other Common Share Change Event shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Company, even if, in connection therewith, the Convertible Preferred Shares are converted into, or are exchanged for, or represent solely the right to receive other securities, cash or other property, or any combination of the foregoing, unless such voluntary sale, lease, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the affairs of the Company.
(c)          Notice.   Notice of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, shall be given in accordance with Section 13 not fewer than 30 days prior to the distribution or payment date stated therein, to each Holder as of the Close of Business on the date of such notice at the address of said Holder shown in the Register. Such notice shall state a distribution or payment date, the amount of the Liquidation Payment and the place where the Liquidation Payment shall be distributable or payable.
SECTION 7.          RIGHT OF THE COMPANY TO REDEEM THE CONVERTIBLE PREFERRED SHARES.
(a)          Right to Redeem the Convertible Preferred Shares on or After Fifth Year Anniversary of the Initial Issue Date.
(i)          Right to Redeem.  Subject to the terms of this Section 7, the Company has the right, at its election, to redeem, subject to the right of the Holders to convert the

Convertible Preferred Shares pursuant to Section 10 prior to such redemption, all, but not less than all, of the Convertible Preferred Shares, at any time and from time to time, on a Company Redemption Date on or after the fifth year anniversary of the Initial Issue Date, for a cash purchase price equal to the Company Redemption Price (such redemption, a “Company Redemption”).
(ii)          Redemption Prohibited in Certain Circumstances.  The Company will not call for a Company Redemption, or otherwise send a Company Redemption Notice in respect of the Company Redemption of, any Convertible Preferred Shares pursuant to this Section 7 unless the Company has sufficient funds legally available, and is permitted under the terms of its indebtedness for borrowed money, to fully pay the Company Redemption Price in respect of all Convertible Preferred Shares.
(iii)          Company Redemption Date.  The Company Redemption Date for any Company Redemption will be a Business Day of the Company’s choosing that is no more than sixty (60), nor fewer than thirty (30), calendar days after the Company Redemption Notice Date for such Company Redemption.
(iv)          Company Redemption Price.  The Company Redemption Price for any Convertible Preferred Share to be repurchased pursuant to a Company Redemption is an amount in cash equal to the sum of (without duplication) (1) the Liquidation Preference of such Convertible Preferred Share at the Close of Business on the Company Redemption Date for such Redemption plus (2) accumulated and unpaid Dividends on such Convertible Preferred Share to, but excluding, such Company Redemption Date (to the extent such accumulated and unpaid Dividends are not included in such Liquidation Preference); provided, however, that if such Company Redemption Date is after a Dividend Record Date for a Dividend on the Convertible Preferred Shares that has been declared for payment fully or partially in cash and on or before the next Dividend Payment Date, then (1) pursuant to Section 5(b), the Holder of such Convertible Preferred Share at the Close of Business on such Dividend Record Date will be entitled, notwithstanding such Company Redemption, to receive, on or, at the Company’s election, before such Dividend Payment Date, such declared cash Dividend on such Convertible Preferred Share; and (2) the Company Redemption Price will not include such declared cash Dividend on such Convertible Preferred Share (and, for the avoidance of doubt, any portion of the full Dividend scheduled to be paid on such Dividend Payment Date that is not declared and paid in cash and is to be added to the Liquidation Preference of such share pursuant to Section 5(a)(ii)(1) will be included in the Company Redemption Price).
(v)          Company Redemption Notice.  To call the Convertible Preferred Shares for a Company Redemption, the Company must send to the Holder of such Convertible Preferred Shares a notice of such Company Redemption (a “Company Redemption Notice”).  Such Company Redemption Notice must state:
(1)          that such Convertible Preferred Shares have been called for a Company Redemption, briefly describing the Company’s Company Redemption right under this Certificate of Amendment;

(2)          the Company Redemption Date for such Company Redemption;
(3)          the Company Redemption Price per Convertible Preferred Share;
(4)          if the Redemption Date is after a Dividend Record Date for a declared Dividend on the Convertible Preferred Shares and on or before the next Dividend Payment Date, that such Dividend will be paid in accordance with Section 5(b) and, if applicable, the proviso to Section 7(a)(iv) or Section 7(b)(v);
(5)          that Convertible Preferred Shares called for a Company Redemption may be converted at any time before the Close of Business on the Business Day immediately before the Company Redemption Date (or, if the Company fails to pay the Company Redemption Price due on such Company Redemption Date in full, at any time until such time as the Company pays such Company Redemption Price in full);
(6)          the Liquidation Preference in effect on the Company Redemption Notice Date for such Company Redemption; and
(7)          the CUSIP and ISIN numbers, if any, of the Convertible Preferred Shares.
(vi)          Delivery of Company Redemption Notice is Irrevocable.  Once delivered in accordance with this Section 7(a)(vi), a Company Redemption Notice will be irrevocable subject to Section 7(a)(ii).
(vii)          Payment of the Company Redemption Price.  The Company will cause the Company Redemption Price for each Convertible Preferred Share subject to Company Redemption to be paid to the Holder thereof on or before the applicable Company Redemption Date. To the extent, and only to the extent, the Company does not have sufficient funds legally available to pay the Company Redemption Price of all Convertible Preferred Shares that are otherwise to be redeemed pursuant to a Company Redemption, then (1) the Company will pay the maximum amount of such Company Redemption Price that can be paid out of funds legally available for payment, which payment will be made pro rata to each Holder based on the total number of Convertible Preferred Shares of such Holder that were otherwise to be redeemed pursuant to such Company Redemption; and (2) the Company will cause all such Convertible Preferred Shares as to which the Company Redemption Price was not paid to be returned to the Holder(s) thereof, and such Convertible Preferred Shares will be deemed to remain outstanding. For the avoidance of doubt, Dividends payable pursuant to the proviso to Section 7(a)(iv) on any Convertible Preferred Share subject to Redemption will be paid pursuant to such proviso and Section 5(b).
(viii)          Limitations when Company Redemption Not Effected. If on any date any Company Redemption required to be effected on or prior to such date (without giving effect to the second sentence of Section 7(a)(vii)) shall not have been effected, the Company shall not, directly or indirectly, redeem, purchase or otherwise acquire for value, or set apart money for any discharge, any sinking or other similar fund for the redemption or purchase of, any Liquidation Parity Shares or Dividend Parity Shares (except for Convertible Preferred Shares to be redeemed pursuant to the second sentence of Section 7(a)(vii)) or any Junior Parity Shares or Dividend Junior Shares.
(b)          Redemption of Convertible Preferred Shares upon a Change of Control.
(i)          Change of Control Redemption.  Subject to the other terms of this Section 7, if a Change of Control occurs, then the Company will have the right, but not the obligation, and each Holder will have the right (the “Change of Control Holder Redemption Right”), but not the obligation, to require the Company, to redeem, contingent upon and contemporaneously with the consummation of the Change of Control, but subject to the right of the Holders to convert the Convertible Preferred Shares pursuant to Section 10 prior to such Redemption, all, or any whole number of shares that is less than all, of the Convertible Preferred Shares on the Change of Control Redemption Date for such Change of Control for a cash purchase price equal to the Change of Control Redemption Price.
(ii)          No Change of Control Redemption in Certain Circumstances.  Notwithstanding anything to the contrary in this Section 7(b), the Company will not be required to offer or effect any Change of Control Redemption, and Holders will not have a Change of Control Holder Redemption Right, with respect to any Convertible Preferred Share that has been called for Company Redemption or Holder Repurchase.
(iii)          Funds Legally Available for Payment of Change of Control Redemption Price.  Notwithstanding anything to the contrary in this Section 7, (i) the Company will not be obligated to pay the Change of Control Redemption Price of any Convertible Preferred Shares to the extent, and only to the extent, the Company does not have sufficient funds legally available to pay the same; and (ii) if the Company does not have sufficient funds legally available to pay the Change of Control Redemption Price of all Convertible Preferred Shares that are otherwise to be redeemed pursuant to a Change of Control Redemption, then (1) the Company will pay the maximum amount of such Change of Control Redemption Price that can be paid out of funds legally available for payment, which payment will be made pro rata to each Holder based on the total number of Convertible Preferred Shares of such Holder that were otherwise to be redeemed pursuant to such Change of Control Redemption; and (2) the Company will cause all such Convertible Preferred Shares as to which the Change of Control Redemption Price was not paid to be returned to the Holder(s) thereof, and such Convertible Preferred Shares will be deemed to remain outstanding.  The Company will not voluntarily take any action, or voluntarily engage in any transaction, that would result in a Change of Control unless the Company has (and will have through the date of payment) sufficient funds legally available to fully pay the maximum aggregate Change of Control Redemption Price that would be payable in respect of such Change of Control on all Conversion Preferred Shares then outstanding.
(iv)          Change of Control Redemption Date.  The Change of Control Redemption Date for any Change of Control will be the effective date of the Change of Control.

(v)          Change of Control Redemption Price.  The Change of Control Redemption Price for any Convertible Preferred Share to be redeemed upon a Change of Control Redemption will be an amount in cash equal to the sum of (without duplication) (x) the Liquidation Preference of such Convertible Preferred Share at the Close of Business on the Change of Control Redemption Date plus (y) accumulated and unpaid Dividends on such Convertible Preferred Share to, but excluding, such Change of Control Redemption Date (to the extent such accumulated and unpaid Dividends are not included in such Liquidation Preference), multiplied by (A) if the Change of Control Redemption Date occurs from the Initial Issue Date to (but excluding) May 22, 2023, One Hundred and Fifty Percent (150%); (B) if the Change of Control Redemption Date occurs from May 22, 2023 to (but excluding) May 22, 2025, One Hundred and Twenty-Five Percent (125%); and (C) if the Change of Control Redemption Date occurs from and after May 22, 2025, One Hundred Percent (100%);
provided, however, that if such Change of Control Redemption Date is after a Dividend Record Date for a Dividend on the Convertible Preferred Shares that has been declared for payment fully or partially in cash and on or before the next Dividend Payment Date, then (1) pursuant to Section 5(b), the Holder of such share at the Close of Business on such Dividend Record Date will be entitled, notwithstanding such Change of Control Redemption, to receive, on or, at the Company’s election, before such Dividend Payment Date, such declared cash Dividend on such Convertible Preferred Share; and (2) the Change of Control Redemption Price will not include such declared cash Dividend on such Convertible Preferred Share (and, for the avoidance of doubt, any portion of the full Dividend scheduled to be paid on such Dividend Payment Date that is not declared and paid in cash and is to be added to the Liquidation Preference of such Convertible Preferred Share pursuant to Section 5(a)(ii)(1) will be included in clause (y) of the foregoing calculation of the Change of Control Redemption Price).
(vi)          Change of Control Notice.  On or before the twentieth (20th) Business Day before the effective date of a Change of Control (or as promptly as practicable following the Company’s receipt of notice of the occurrence of a Change of Control, if within twenty (20) Business Days before the effective date of a Change of Control) the Company will send to each Holder a notice of such Change of Control (a “Change of Control Notice”).  Such Change of Control Notice shall include (1) a description of the material terms and conditions of the Change of Control; (2) the date on which the Change of Control is anticipated to be consummated; and (3) the CUSIP and ISIN numbers, if any, of the Convertible Preferred Shares.
(1)          Change of Control Company Redemption Notice. If the Company is exercising its right under Section 7(b)(i) to redeem any or all of the outstanding Convertible Preferred Shares, then such Change of Control Notice shall also state such intention of the Company (the “Change of Control Company Redemption Notice”) and also state (A) the number of Convertible Preferred Shares to be redeemed from such Holder, (B) the Change of Control Redemption Date for such Change of Control, (C) the Change of Control Redemption Price per Convertible Preferred Share, (D) if the Change of Control Redemption Date is after a Dividend

Record Date for a declared Dividend on the Convertible Preferred Shares and on or before the next Dividend Payment Date, that such Dividend will be paid in accordance with Section 5(b) and, if applicable, the proviso to Section 7(b)(v), (E) the Conversion Price and Liquidation Preference in effect on the date of such Change of Control Company Redemption Notice and a description and quantification of any adjustments to the Liquidation Preference and issuance of Adjustment Preferred Shares that may result from such Change of Control, (F) that Convertible Preferred Shares for which a Change of Control Company Redemption Notice has been duly tendered and not duly withdrawn must be delivered to the Company for the Holder thereof to be entitled to receive the Change of Control Redemption Price, and (G) that Convertible Preferred Shares that are subject to a Change of Control Company Redemption Notice that has been duly tendered may be converted only if such Change of Control Company Redemption Notice is withdrawn in accordance with this Certificate of Amendment.
(2)          Change of Control Holder Redemption Notice. If, or to the extent that, the Company is not exercising its rights pursuant to Section 7(b)(i) to redeem the outstanding Convertible Preferred Shares, the Holder may exercise its Change of Control Holder Redemption Right to require the Company to redeem all or any portion of the Convertible Preferred Shares owned by such Holder by delivering (A) a duly completed, written Change of Control Holder Redemption Notice with respect to such share(s), which shall state (I) if such share(s) are represented by one or more Physical Certificates, the certificate number(s) of the  Physical Certificates(s) representing such Convertible Preferred Shares; (II) the number of Convertible Preferred Shares to be redeemed, which must be a whole number; and (III) that such Holder is exercising Change of Control Holder Redemption Right with respect to such share(s); and (B) such share(s), duly endorsed for transfer.  Once delivered in accordance with this Section 7(b)(vi)(2), such Change of Control Holder Redemption Notice will be irrevocable subject to Section 7(b)(iii) and 7(b)(vii).
(vii)          Withdrawal of Change of Control Company Redemption Notice.  If the underlying Change of Control has been terminated or cancelled and the Company has delivered a Change of Control Company Redemption Notice with respect to any Convertible Preferred Shares, the Company shall withdraw such Change of Control Company Redemption Notice by delivering a written notice of withdrawal to the Holders at any time before the Close of Business on the Change of Control Redemption Date.  Such withdrawal notice must state:
(1)          If such share(s) are represented by one or more Physical Certificates, the certificate number(s) of the Physical Certificates(s) representing such Convertible Preferred Shares; and
(2)          the number of Convertible Preferred Shares to be withdrawn, which must be a whole number;

(viii)          Payment of the Change of Control Redemption Price.  The Company will cause the Change of Control Redemption Price for each Convertible Preferred Share to be redeemed pursuant to a Change of Control Redemption to be paid to the Holder thereof on or before the later of (i) the applicable Change of Control Redemption Date; and (ii) the date such Convertible Preferred Share is tendered to the Transfer Agent or the Company.  For the avoidance of doubt, Dividends payable pursuant to the proviso to Section 7(b)(v) on any Convertible Preferred Shares to be redeemed pursuant to a Change of Control Redemption will be paid pursuant to such proviso and Section 5(b).
(ix)          Limitations when Change of Control Redemption Not Effected. If on any date any Change of Control Redemption required to be effected on or prior to such date (without giving effect to the first sentence of Section 7(b)(iii)) shall not have been effected, the Company shall not, directly or indirectly, redeem, purchase or otherwise acquire for value, or set apart money for any discharge, any sinking or other similar fund for the redemption or purchase of, any Liquidation Parity Shares or Dividend Parity Shares (except for Convertible Preferred Shares to be redeemed pursuant to Section 7(b)(iii)) or any Junior Parity Shares or Dividend Junior Shares.
SECTION 8.          RIGHT OF HOLDERS TO REQUIRE THE COMPANY TO REPURCHASE CONVERTIBLE PREFERRED SHARES ON OR AFTER THE HOLDER REPURCHASE TRIGGER DATE.
(a)          Holder Repurchase Right.  Subject to the other terms of this Section 8, each Holder will have the right (the “Holder Repurchase Right”) to require the Company to repurchase all, but not less than all, of such Holder’s Convertible Preferred Shares on a Holder Repurchase Date occurring on or after the Holder Repurchase Trigger Date (determined pursuant to Section 8(d)) for a cash purchase price equal to the Holder Repurchase Price.
(b)          No Holder Repurchase Right in Certain Circumstances.  Notwithstanding anything to the contrary in this Section 8, the Company will not be required to offer or effect any Holder Repurchase, and Holders will not have a Holder Repurchase Right, with respect to any Convertible Preferred Share that has been called for Redemption.
(c)          Funds Legally Available for Payment of Holder Repurchase Price.  Notwithstanding anything to the contrary in this Section 8, (i) the Company will not be obligated to pay the Holder Repurchase Price of any Convertible Preferred Shares to the extent, and only to the extent, the Company does not have sufficient funds legally available to pay the same; and (ii) if the Company does not have sufficient funds legally available to pay the Holder Repurchase Price of all Convertible Preferred Shares that are otherwise to be repurchased on a Holder Repurchase Date pursuant to a Holder Repurchase, then (1) the Company will pay the maximum amount of such Holder Repurchase Price that can be paid out of funds legally available for payment, which payment will be made pro rata to each Holder based on the total number of Convertible Preferred Shares of such Holder that were otherwise to be repurchased on such Holder Repurchase Date pursuant to such Holder Repurchase; and (2) the Company will cause all such shares as to which the Holder Repurchase Price was not paid to be returned to the Holder(s) thereof, and such Convertible Preferred Shares will be deemed to remain outstanding.

(d)          Holder Repurchase Date.  The Holder Repurchase Date for the Holder Repurchase of any Convertible Preferred Share will be the tenth (10th) Business Day after the date the Holder of such Convertible Preferred Share has duly delivered the Holder Repurchase Notice relating to such share to the Company pursuant to Section 8(f); provided, however, that the Holder Repurchase Date will in no event be before the Holder Repurchase Trigger Date.
(e)          Holder Repurchase Price.  The Holder Repurchase Price for any Convertible Preferred Share to be repurchased upon a Holder Repurchase is an amount in cash equal to the Liquidation Preference of such share at the Close of Business on the Holder Repurchase Date for such Holder Repurchase plus accumulated and unpaid Dividends on such Convertible Preferred Share to, but excluding, such Holder Repurchase Date (to the extent such accumulated and unpaid Dividends are not included in such Liquidation Preference); provided, however, that if such Holder Repurchase Date is after a Dividend Record Date for a declared Dividend on the Convertible Preferred Shares that has been declared for payment fully or partially in cash and on or before the next Dividend Payment Date, then (1) pursuant to Section 5(b), the Holder of such share at the Close of Business on such Dividend Record Date will be entitled, notwithstanding such Holder Repurchase, to receive, on or, at the Company’s election, before such Dividend Payment Date, such declared cash Dividend on such Convertible Preferred Share; and (2) the Holder Repurchase Price will not include such declared cash Dividend on such Convertible Preferred Share (and, for the avoidance of doubt, any portion of the full Dividend scheduled to be paid on such Dividend Payment Date that is not declared and paid in cash and is to be added to the Liquidation Preference of such share pursuant to Sections 5(a)(ii)(1) will be included in the Holder Repurchase Price).
(f)          Procedures to Exercise the Holder Repurchase Right.
(i)          Delivery of Holder Repurchase Notice and Convertible Preferred Shares to be Repurchased.  To exercise its Holder Repurchase Right for any Convertible Preferred Shares, the Holder thereof must deliver to the Company:
(1)          a duly completed, written Holder Repurchase Notice with respect to such share(s); and
(2)          such share(s), duly endorsed for transfer;
provided, however, that no Holder Repurchase Notice may be delivered before, and each purported delivery of a Holder Repurchase Notice will be deemed null and void if delivered before, the tenth (10th) Business Day before the Holder Repurchase Trigger Date.
(ii)          Contents of Holder Repurchase Notices.  Each Holder Repurchase Notice with respect to any Convertible Preferred Shares must state:
(1)          if such share(s) are represented by one or more Physical Certificates, the certificate number(s) of the  Physical Certificates(s) representing such Convertible Preferred Shares;
(2)          the number of Convertible Preferred Shares to be repurchased, which must be a whole number; and

(3)          that such Holder is exercising its Holder Repurchase Right with respect to such share(s);
(iii)          Delivery of Holder Repurchase Notice is Irrevocable.  Once delivered in accordance with this Section 8(f), a Holder Repurchase Notice will be irrevocable subject to Section 8(c).
(g)          Payment of the Holder Repurchase Price.  Subject to Section 8(c), the Company will cause the Holder Repurchase Price for each Convertible Preferred Share to be repurchased pursuant to a Holder Repurchase to be paid to the Holder thereof on or before the later of (i) the applicable Holder Repurchase Date; and (ii) the date the Certificate representing such share is delivered to the Company.
(h)          Limitations When Holder Repurchase Not Effected.  If on any date any Holder Repurchase required to be effected on or prior to such date (without giving effect to Section 8(c)) shall not have been effected, the Company shall not, directly or indirectly, redeem, purchase or otherwise acquire for value, or set apart money for any discharge, any sinking or other similar fund for the redemption or purchase of, any Liquidation Parity Shares or Dividend Parity Shares (except for Convertible Preferred Shares to be repurchased pursuant to Section 8(c)) or any Junior Parity Shares or Dividend Junior Shares.
SECTION 9.          VOTING RIGHTS.  The Convertible Preferred Shares will have no voting rights except as set forth in this Section 9 or as provided in the Charter or required by the Ohio Revised Code.
(a)          Voting and Consent Rights with Respect to Specified Matters.
(i)          Generally.  Subject to the other provisions of this Section 9(a), while any Convertible Preferred Share is outstanding, each following event will require, and cannot be effected without, the affirmative vote or consent of Holders, and holders of each class or series of Voting Parity Shares, if any, with similar voting or consent rights with respect to such event, representing two-thirds (66.6%) of the combined outstanding voting power of the Convertible Preferred Shares and such Voting Parity Shares, if any:
(1)          any amendment or modification of the Charter to authorize or create, or to increase the authorized number of shares of, any class or series of, or Equity-Linked Security or other equity interest convertible into, Dividend Parity Shares, Liquidation Parity Shares, Dividend Senior Shares or Liquidation Senior Shares;
(2)          any amendment, modification or repeal of any provision of the Charter (including this Certificate of Amendment) or the Company Regulations, whether directly or indirectly (including through merger or consolidation with any other corporation), that adversely affects the rights, preferences or voting powers of the Convertible Preferred Shares (other than an amendment, modification or repeal permitted by Section 9(a)(iii));

(3)          any amendment, alteration, repeal or change to the rights, preferences or privileges of the Convertible Preferred Shares;
(4)          any issuance of Convertible Preferred Shares (other than the issuance of Adjustment Preferred Shares pursuant to Section 10(f)), Dividend Parity Shares, Liquidation Parity Shares, Dividend Senior Shares or Liquidation Senior Shares;
(5)          except to the extent any of the following would constitute a Change of Control (in which case the provisions of Section 7(b) shall apply), the Company’s consolidation or combination with, or merger with or into, another Person, or any binding or statutory share exchange or reclassification involving the Convertible Preferred Shares, in each case unless:
(A)          the Convertible Preferred Shares either (x) remain outstanding after such consolidation, combination, merger, share exchange or reclassification; or (y) are converted or reclassified into, or are exchanged for, or represent solely the right to receive, preference securities of the continuing, resulting or surviving Person of such consolidation, combination, merger, share exchange or reclassification, or the parent thereof;
(B)          the Convertible Preferred Shares that remain outstanding or such preference securities, as applicable, have rights, preferences and voting powers that, taken as a whole, are not materially less favorable (as determined by the Board of Directors in good faith) to the Holders or the holders thereof, as applicable, than the rights, preferences and voting powers, taken as a whole, of the Convertible Preferred Shares immediately before the consummation of such consolidation, combination, merger, share exchange or reclassification; and
(C)          the successor issuer of the Convertible Preferred Shares that remain outstanding or such preference securities, as applicable, is a corporation duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that, if not the Company, will succeed to the Company under the Charter and the Convertible Preferred Shares; or
(6)          agree or consent to any of the actions prohibited by this Section 9(a)(i);
provided, however, that (x) a consolidation, combination, merger, share exchange or reclassification that satisfies the requirements of clauses (A), (B) and (C) of Section 9(a)(i)(5) will not require any vote or consent pursuant to Section 9(a)(i)(1), 9(a)(i)(2), Section 9(a)(i)(3), Section 9(a)(i)(6) or Section 9(b); and (y) each of the following will be deemed, without limitation, not to adversely affect the rights, preferences or voting powers of the Convertible Preferred Shares (or cause any of the rights, preferences or voting powers of any such preference securities to be

“materially less favorable” for purposes of Section 9(a)(i)(5)(B)) and will not require any vote or consent pursuant to Section 9(a)(i)(1), 9(a)(i)(2), Section 9(a)(i)(3), 9(a)(i)(5), 9(a)(i)(6) or Section 9(b):
(I)          any increase in the number of the authorized but unissued shares of the Company’s undesignated serial preferred shares;
(II)          the creation and issuance, or increase in the authorized or issued number, of any class or series of shares that constitutes both Dividend Junior Shares and Liquidation Junior Shares; and
(III)          the application of Section 10(i), including the execution and delivery of any supplemental instruments pursuant to Section 10(i)(iii) solely to give effect to such provision.
(ii)          Where Some But Not All Classes or Series of Stock Are Adversely Affected. If any event set forth in Section 9(a)(i) would require the approval of one or more, but not all, classes or series of Voting Parity Shares (which term, solely for purposes of this sentence, includes the Convertible Preferred Shares), then those classes or series of Voting Parity Shares (other than Convertible Preferred Shares) whose approval is not required pursuant to their terms will be deemed not to have voting or consent rights with respect to such event.  Furthermore, an amendment, modification or repeal described in Section 9(a)(i)(2) above that adversely affects the rights, preferences or voting powers of the Convertible Preferred Shares or an amendment, alteration, repeal or change to the rights, preferences or privileges of the Convertible Preferred Shares described in Section 9(a)(i)(3) above cannot be effected without the affirmative vote or consent of Holders, voting separately as a class, of at least two-thirds (66.6%) of the Convertible Preferred Shares then outstanding.
(iii)          Certain Amendments Permitted Without Consent.  Notwithstanding anything to the contrary in Section 9(a)(i)(2), Section 9(a)(i)(3) or Section 9(a)(ii), the Company may, to the extent permitted by, and subject to the requirements of, the Ohio Revised Code, amend, modify or repeal any of the terms of the Convertible Preferred Shares without the vote or consent of any Holder to:
(1)          cure any ambiguity or correct any omission, defect or inconsistency in the Charter (including this Certificate of Amendment) or the Certificates representing the Convertible Preferred Shares, including the adoption and filing of a certificate of amendment to the Charter, or a corrected instrument, in connection therewith; or
(2)          make any other change to the Charter (including this Certificate of Amendment), the Company Regulations or the Certificates representing the Convertible Preferred Shares that does not, individually or in the aggregate with all other such changes, adversely affect the rights of any Holder (other than any Holders that have consented to such change), as such.

(b)          Right to Vote with Holders of Common Shares.  The Holders shall be entitled to one vote for each Convertible Preferred Share upon all matters presented to the shareholders of the Company.  Subject to the other provisions of, and without limiting the other voting rights provided in, this Section 9, and except as provided in the Charter or required by the Ohio Revised Code, the Holders will have the right to vote together as a single class with the holders of the Common Shares on each matter submitted for a vote or consent by the holders of the Common Shares, and, for these purposes, the Holders will be entitled to notice of all shareholder meetings or proposed actions by written consent in accordance with the Charter, the Company Regulations, and the Ohio Revised Code as if the Holders were holders of Common Shares.
(c)          Procedures for Voting and Consents.
(i)          Rules and Procedures Governing Votes and Consents.  If any vote or consent of the Holders will be held or solicited, including at a regular annual meeting or a special meeting of shareholders, then (1) the Board of Directors will adopt customary rules and procedures at its discretion to govern such vote or consent, subject to the other provisions of this Section 9; and (2) such rules and procedures may include fixing a record date to determine the Holders that are entitled to vote or provide consent, as applicable, and rules governing the solicitation and use of proxies or written consents; provided, however, that with respect to any voting rights of the Holders pursuant to Section 9(b), such rules and procedures will be the same rules and procedures that apply to holders of the Common Shares with respect to the applicable matter referred to in Section 9(b).
(ii)          Voting Power of the Convertible Preferred Shares.  Each Convertible Preferred Share will be entitled to one vote on each matter on which the Holders of the Convertible Preferred Shares are entitled to vote separately as a class and not together with the holders of any other class or series of shares.
(iii)          Written Consent in Lieu of Shareholder Meeting.  A consent or affirmative vote of the Holders pursuant to Section 9(a) may be given or obtained either in writing without a meeting or in person or by proxy at a regular annual meeting or a special meeting of shareholders.
SECTION 10.          CONVERSION.
(a)          Generally.  Subject to the provisions of this Section 10, the Convertible Preferred Shares may be converted only pursuant to an Optional Conversion or a Mandatory Conversion.
(b)          Conversion at the Option of the Holders.
(i)          Conversion Right; When Shares May Be Submitted for Optional Conversion.  Holders will have the right to submit all, or any whole number of shares that is less than all, of their Convertible Preferred Shares pursuant to an Optional Conversion at any time; provided, however, that, notwithstanding anything to the contrary in this Certificate of Amendment,

(1)        Convertible Preferred Shares that are called for a Company Redemption may not be submitted for Optional Conversion after (A) the Close of Business on the second (2nd) Business Day immediately prior to the related Company Redemption Date (unless the Company fails to pay the Company Redemption Price due on such Company Redemption Date) or (B) if the Company fails to pay the Company Redemption Price due on such Company Redemption Date in full, such time as the Company pays such Company Redemption Price in full;
(2)          Convertible Preferred Shares that are subject to Mandatory Conversion may not be submitted for Optional Conversion after the Close of Business on the second (2nd) Business Day immediately prior to the related Mandatory Conversion Date; and
(3)          If a Holder Repurchase Notice is validly delivered pursuant to Section 8(f) with respect to any Convertible Preferred Share, then such Convertible Preferred Share may not be submitted for Optional Conversion, except to the extent (A) such Convertible Preferred Share is not subject to such notice; or (B) the Company fails to pay the Holder Repurchase Price for such Convertible Share in accordance with this Certificate of Amendment.
(ii)          Conversions of Fractional Shares Not Permitted.  Notwithstanding anything to the contrary in this Certificate of Amendment, in no event will any Holder be entitled to convert a number of Convertible Preferred Shares (taking into account all Convertible Preferred Shares held by such Holder to be converted in the aggregate) that is not a whole number.
(iii)          Contingent Conversion Notice.  A Holder delivering an Optional Conversion Notice hereunder may specify in such Optional Conversion Notice that its election to effect such conversion is contingent upon the consummation of a Change of Control, in which case such Optional Conversion shall not occur until such time as such Change of Control has been consummated, and if such Change of Control is terminated or cancelled, such Optional Conversion Notice shall be deemed to be withdrawn.  For the avoidance of doubt, any such contingent Optional Conversion shall occur prior to the Change of Control Redemption that would have otherwise been effected in connection with such Change of Control.
(c)          Mandatory Conversion at the Company’s Election.
(i)          Mandatory Conversion Right.  Subject to the provisions of this Section 10, the Company has the right (the “Mandatory Conversion Right”), exercisable at its election, to designate any Business Day after the Mandatory Conversion Trigger Date as a Conversion Date for the conversion (such a conversion, a “Mandatory Conversion”) of all, or any portion that is a whole number, of the outstanding Convertible Preferred Shares, but only if the Daily VWAP exceeds one hundred fifty percent (150%) of the Conversion Price on each of at least twenty (20) Trading Days (whether or not consecutive) during the thirty (30) consecutive Trading Days ending on, and including, the Trading Day immediately before the Mandatory Conversion Notice Date for such Mandatory Conversion.
(ii)          Mandatory Conversion Prohibited in Certain Circumstances.  Notwithstanding anything to the contrary in this Section 10(c), the Company’s exercise of its Mandatory Conversion Right, and any related Mandatory Conversion Notice, will not apply to any Convertible Preferred Share as to which a Change of Control Company Redemption Notice or a Change of Control Holder Redemption Notice has been duly delivered pursuant to Section 7(b)(vi), and not withdrawn.
(iii)          Mandatory Conversion Date.  The Mandatory Conversion Date for any Mandatory Conversion will be a Business Day of the Company’s choosing that is no more than twenty (20), nor fewer than ten (10), Business Days after the Mandatory Conversion Notice Date for such Mandatory Conversion.
(iv)          Mandatory Conversion Notice.  To exercise its Mandatory Conversion Right with respect to any Convertible Preferred Shares, the Company must (x) send to each Holder of such shares a written notice of such exercise (a “Mandatory Conversion Notice”) and (y) substantially contemporaneously therewith, issue a press release through such national newswire service as the Company then uses (or publish the same through such other widely disseminated public medium as the Company then uses, including its website) containing the information set forth in the Mandatory Conversion Notice.  Such Mandatory Conversion Notice must state:
(1)          that the Company has exercised its Mandatory Conversion Right to cause the Mandatory Conversion of the Convertible Preferred Shares, briefly describing the Company’s Mandatory Conversion Right under this Certificate of Amendment;
(2)          the Mandatory Conversion Date for such Mandatory Conversion and the date scheduled for the settlement of such Mandatory Conversion;
(3)          that Convertible Preferred Shares subject to Mandatory Conversion may be converted earlier at the option of the Holders thereof pursuant to an Optional Conversion at any time before the Close of Business on the second (2nd) Business Day immediately before the Mandatory Conversion Date;
(4)          that, on and after the Mandatory Conversion Date, Dividends shall cease to accrue on the Preferred Shares called for Mandatory Conversion, and all rights of Holders shall terminate except for the right to receive the whole Conversion Shares with respect to such Convertible Preferred Shares;
(5)          the Conversion Price and Liquidation Preference in effect on the Mandatory Conversion Notice Date for such Mandatory Conversion; and
(6)          the CUSIP and ISIN numbers, if any, of the Convertible Preferred Shares.

 (v)          Selection and Optional Conversion of Convertible Preferred Shares Subject to Partial Mandatory Conversion.  If less than all Convertible Preferred Shares then outstanding are subject to Mandatory Conversion, then:
(1)          the Convertible Preferred Shares to be subject to such Mandatory Conversion will be selected by the Company pro rata; and
(2)          if only a portion of the Convertible Preferred Shares are subject to Mandatory Conversion and a portion of such Convertible Preferred Shares is subject to Optional Conversion, then the converted portion of such Convertible Preferred Shares will be deemed to be from the portion of such Convertible Preferred Shares that was subject to Mandatory Conversion.
(d)          Conversion Procedures.
(i)          Mandatory Conversion.  If the Company duly exercises, in accordance with Section 10(c), its Mandatory Conversion Right with respect to any Convertible Preferred Share, then (1) the Mandatory Conversion of such share will occur automatically and without the need for any action on the part of the Holder(s) thereof; and (2) the Common Shares due upon such Mandatory Conversion will be registered in the name of, and, if applicable, the cash due upon such Mandatory Conversion will be delivered to, the Holder(s) of such Convertible Preferred Shares as of the Close of Business on the related Mandatory Conversion Date.
(ii)          Requirements for Holders to Exercise Optional Conversion Right.
(1)          Generally.  To convert any Convertible Preferred Shares pursuant to an Optional Conversion, the Holder of such Convertible Preferred Shares must (w) complete, manually sign and deliver to the Company an Optional Conversion Notice; (x) deliver any Physical Certificate(s) representing such Convertible Preferred Shares to the Company (at which time such Optional Conversion will become irrevocable); (y) furnish any endorsements and transfer documents that the Company may require; and (z) if applicable, pay any documentary or other taxes.
(2)          Optional Conversion Permitted only During Business Hours.  Convertible Preferred Shares may be surrendered for Optional Conversion only after the Open of Business and before the Close of Business on a day that is a Business Day.
(iii)          Treatment of Accumulated Dividends upon Conversion.
(1)          No Adjustments for Accumulated Dividends.  As specified below in Section 10(e)(i), the Liquidation Preference will not be adjusted to account for any accumulated and unpaid Dividends on any Convertible Preferred Shares being converted.

(2)          Conversions Between a Dividend Record Date and a Dividend Payment Date.  If the Conversion Date of any Convertible Preferred Share to be converted is after a Dividend Record Date for a declared Dividend on the Convertible Preferred Shares and on or before the next Dividend Payment Date, then such Dividend will be paid pursuant to Section 5(b) notwithstanding such conversion; provided, that any increases to the Liquidation Preference for such declared Dividend that would be made effective on the next Dividend Payment Date pursuant to Section 5(a)(ii)(1) shall be made effective as of the Conversion Date.
(3)          Entitlement to Receive Property Dividend.  A Holder of record of any Convertible Preferred Share on the date for determination of holders of Common Shares entitled to receive a Property Dividend as to which a Holder Received Dividend Notice has been given shall receive such Holder Received Dividend in accordance with Section 10(f)(viii) even if such Convertible Preferred Share is converted and the Conversion Date therefor is prior to the date on which such Holder Received Dividend is paid to holders of Common Shares.
(iv)          When Holders Become Shareholders of Record of the Common Shares Issuable Upon Conversion.  The Person in whose name any Common Share is issuable upon conversion of any Convertible Preferred Share will be deemed to become the holder of record of such Common Share as of the Close of Business on the Conversion Date for such conversion.
(e)          Settlement upon Conversion.
(i)          Generally.  Subject to Section 5(b), Section 10(e)(ii), Section 10(e)(iii), Section 10(h) and Section 11(b), the consideration due upon settlement of the conversion of each Convertible Preferred Share will consist of a number of Conversion Shares equal to the quotient obtained by dividing (I) the sum of (x) the Liquidation Preference of such Convertible Preferred Share immediately before the Close of Business on the Conversion Date for such conversion; and (y) an amount equal to accumulated and unpaid Dividends on such Convertible Preferred Share to, but excluding, such Conversion Date (but only to the extent such accumulated and unpaid Dividends are not included in the Liquidation Preference referred to in the preceding clause (x)); by (II) the Conversion Price in effect immediately before the Close of Business on such Conversion Date.
(ii)          Payment of Cash in Lieu of any Fractional Common Share.  Subject to Section 11(b), in lieu of delivering any fractional Common Share otherwise due upon conversion of any Convertible Preferred Share (taking into account all Convertible Preferred Shares held by such Holder to be converted in the aggregate), the Company will, to the extent it is legally able to do so and permitted under the terms of its indebtedness for borrowed money, pay cash based on the Last Reported Sale Price per Common Share on the Conversion Date for such conversion (or, if such Conversion Date is not a Trading Day, the immediately preceding Trading Day).
(iii)          Company’s Right to Settle Optional Conversion in Cash.  If any Convertible Preferred Share is to be converted pursuant to an Optional Conversion, then the Company will have the right to settle such Optional Conversion of such Convertible Preferred Share (or any portion thereof that represents a whole number of Convertible Preferred Shares) solely in cash in an amount equal to the product of (1) the number of Conversion Shares that would be issuable upon such Optional Conversion of such Convertible Preferred Shares (or such portion thereof), determined in accordance with this Section 10 (but without regard to Section 10(e)(ii) or this Section 10(e)(iii)); and (2) the Last Reported Sale Price per Common Share on the Conversion Date for such Optional Conversion.  Such right can be exercised by Company solely by providing written notice to the Holder of such Convertible Preferred Share no later than the Business Day after such Conversion Date, which notice states (x) that the Company has elected to cash settle such Optional Conversion; and (y) the number of such Convertible Preferred Shares as to which such election is made; provided, that the Company shall have the right to irrevocably determine prior to such date to (A) settle such Optional Conversion solely in cash, (B) settle such Optional Conversion in a combination of cash and Common Shares or (C) eliminate its right to settle any Optional Conversion in cash.  Once such written notice is so provided exercising such right, such exercise will be irrevocable with respect to such Optional Conversion (without affecting the Company’s right to exercise or not exercise such right with respect to any other Optional Conversion).  Notwithstanding anything to the contrary in this Section 10(e)(iii), the Company will not be entitled to exercise its right to settle any Optional Conversion of Convertible Preferred Shares in cash pursuant to this Section 10(e)(iii) unless the Company has sufficient funds legally available, and is permitted under the terms of its indebtedness for borrowed money, to fully pay the cash amounts that would be payable in respect of such election.
(iv)          Delivery of Conversion Consideration.  Except as provided in Sections 10(f)(i)(2) and 10(i), the Company will pay or deliver, as applicable, the Conversion Consideration due upon conversion of any Convertible Preferred Share on or before the second (2nd) Business Day immediately after the Conversion Date for such conversion.
(f)          Conversion Price and Liquidation Preference Adjustments; Issuances of Adjustment Preferred Shares; Cancellation of Adjustment Cancellation Preferred Shares.
(i)          Events Requiring Adjustments and Issuances.  The Conversion Price and Liquidation Preference each will be adjusted from time to time, and new Convertible Preferred Shares shall be issued (such newly issued Preferred Shares, “Adjustment Preferred Shares”), and outstanding Convertible Preferred Shares shall be cancelled (such cancelled Convertible Preferred Shares, “Adjustment Cancellation Preferred Shares”), as set forth below, in each case, except that the Company shall not make any such adjustments if Holders participate, at the same time and upon the same terms as holders of Common Shares and solely as a result of holding Convertible Preferred Shares, in any transaction described in this Section 10, without having to convert their Convertible Preferred Shares, as if they held a number of Common Shares equal to the product of (A) the number of Convertible Preferred Shares held by such Holders and (B) the quotient obtained by dividing (x) the Liquidation Preference by the Conversion Price.  All references in this Section 10(f)(i) to designated clauses (1) through (6) and the subclauses thereof are to the designated clauses and subclauses of this Section 10(f)(i).

 (1)          Share Dividends, Distributions and Splits.
(A) If the Company issues solely Common Shares as a dividend or distribution on all or substantially all of the Common Shares, or if the Company effects a share split of the Common Shares (in each case excluding an issuance solely pursuant to a Common Share Change Event, as to which Section 10(i) will apply), then the Conversion Price will be adjusted based on the following formula:
where:
CP0	=
the Conversion Price in effect immediately prior to the Open of Business on the “ex” date for such dividend or distribution, or immediately before the Open of Business on the effective date of such dividend, distribution or share split, as applicable;

CP’	=
the Conversion Price in effect immediately after the Open of Business on the “ex” date for such dividend or distribution, or immediately after the Open of Business on the effective date of such dividend, distribution or share split, as applicable;

OS0	=
the number of Common Shares outstanding immediately before the Open of Business on such “ex” date or effective date, as applicable, without giving effect to such dividend, distribution or share split; and

OS’	=
the number of Common Shares outstanding immediately after the Open of Business on such “ex” date or effective date, as applicable, and solely as a result of giving effect to such dividend, distribution or share split.

Any adjustment to the Conversion Price made under clause (1)(A) shall become effective immediately after the Open of Business on the “ex” date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split, as applicable.
If any dividend or distribution described in this clause (1)(A) is announced or declared but not so paid or made, the new Conversion Price shall be readjusted, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Price that would then be in effect if such dividend or distribution had not been announced or declared.
(B) Upon any adjustment to the Conversion Price described in clause (1)(A) above, as a condition to and simultaneously with the effectuation of such dividend, distribution or share split, the Liquidation Preference will be adjusted based on the following formula:

where:
LP0	=
the Liquidation Preference in effect immediately prior to the Open of Business on the Payment Date for such dividend or distribution, or immediately before the Open of Business on the effective date of such share split, as applicable;

LP’	=
the Liquidation Preference in effect immediately after the Open of Business on the Payment Date for such dividend or distribution, or immediately after the Open of Business on the effective date of such share split, as applicable;

OS0	=
the number of Common Shares outstanding immediately before the Open of Business on the Payment Date for such dividend or distribution, or immediately before the Open of Business on the effective date of such share split, as applicable; and

OS’	=
the number of Common Shares outstanding immediately after the Open of Business on such Payment Date or effective date, as applicable, and solely as a result of giving effect to such dividend, distribution or share split.

Any decrease to the Liquidation Preference made under clause (1)(B) shall become effective immediately after the Open of Business on the Payment Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split, as applicable.
(C) Upon any adjustment to the Liquidation Preference described in clause (1)(B) above, as a condition to and simultaneously with the effectuation of such dividend, distribution or share split, the Company shall issue and distribute to Holders of Convertible Preferred Shares an amount of Adjustment Preferred Shares per outstanding Convertible Preferred Share based on the following formula:
where:
APS	=	the number of Adjustment Preferred Shares to be issued per outstanding Preferred Share;

LP0	=	the Liquidation Preference in effect immediately prior to the Open of Business on the Payment Date for such dividend or distribution,

or immediately before the Open of Business on the effective date of such share split, as applicable; and

LP’	=
the Liquidation Preference in effect immediately after the Open of Business on the Payment Date for such dividend or distribution, or immediately after the Open of Business on the effective date of such share split, as applicable (after giving effect to Section 5(b)).

Any such issuance and distribution of Adjustment Preferred Shares shall be effected in such manner that the Holders of Convertible Preferred Shares become the holders of record of such Adjustment Preferred Shares immediately after the Open of Business on the Payment Date for such dividend or distribution or the effective date of such share split, as applicable.
For purposes of this clause (1), “effective date” means the first date on which Common Shares trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split.
(2)          Pro Rata Repurchases.
(A) If the Company or any of its Subsidiaries makes a payment in respect of a Pro Rata Repurchase (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the end of the Pro Rata Repurchase Valuation Period (as defined below) in good faith by the Board of Directors) of the cash and any other consideration paid per Common Share in such Pro Rata Repurchase exceeds the average of the Last Reported Sale Prices per Common Share over the five (5) consecutive Trading Day period (the “Pro Rata Repurchase Valuation Period”) commencing on (and including) the Expiration Date, then the Conversion Price will be decreased based on the following formula:
where:
CP0	=	the Conversion Price in effect immediately prior to the Close of Business on the last Trading Day of the Pro Rata Repurchase Valuation Period;

CP’	=	the Conversion Price in effect immediately after the Close of Business on the last Trading Day of the Pro Rata Repurchase Valuation Period;

SP’	=	the average of the Last Reported Sale Prices of the Common Shares over the Pro Rata Repurchase Valuation Period;

OS0	=	the number of Common Shares outstanding immediately prior to the Expiration Date (prior to giving effect to the purchase of any Common Shares purchased or exchanged in the Pro Rata Repurchase);

AC	=
the aggregate value  of all cash and other consideration (determined as of the Close of Business on the Expiration Date in good faith by the Board of Directors) paid or payable for Common Shares purchased or exchanged in such Pro Rata Repurchase; and

OS’	=	the number of Common Shares outstanding immediately after the Expiration Date (after giving effect to the purchase of all Common Shares purchased or exchanged pursuant to such Pro Rata Repurchase).

Any increase to the Conversion Price pursuant to clause (2)(A) will be calculated as of the Close of Business on the last Trading Day of the Pro Rata Repurchase Valuation Period but will be given effect immediately after the Close of Business on the Expiration Date, with retroactive effect. If the Conversion Date for any Convertible Preferred Share to be converted occurs during the Pro Rata Repurchase Valuation Period, then, in determining the Conversion Price, the reference to five (5) consecutive Trading Days in the definition of “Pro Rata Repurchase Valuation Period” for purposes of this clause (2) shall be deemed replaced with such lesser number of consecutive Trading Days as have elapsed from (and including) the Trading Day next succeeding the Expiration Date to (but excluding) the Conversion Date.
To the extent such Pro Rata Repurchase is announced but not consummated (including as a result of being precluded from consummating such Pro Rata Repurchase under applicable law), or any purchases or exchanges of Common Shares in such Pro Rata Repurchase are rescinded, the new Conversion Price will be readjusted to the Conversion Price that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of Common Shares actually made and not rescinded, if any, in such Pro Rata Repurchase.
(B) Upon any adjustment to the Conversion Price described in clause (2)(A) above with respect to any Pro Rata Repurchase, as a condition to and simultaneously with the effectuation of such Pro Rata Repurchase, the Liquidation Preference will be decreased based on the following formula:

where:
LP0	=	the Liquidation Preference in effect immediately prior to the Close of Business on the last Trading Day of the Pro Rata Repurchase Valuation Period;

LP’	=	the Liquidation Preference in effect immediately after the Close of Business on the last Trading Day of the Pro Rata Repurchase Valuation Period;

SP’	=	the average of the Last Reported Sale Prices of the Common Shares over the Pro Rata Repurchase Valuation Period;

OS0	=	the number of Common Shares outstanding immediately prior to the Expiration Date (prior to giving effect to the purchase of any Common Shares purchased or exchanged in such Pro Rata Repurchase);

AC	=
the aggregate value  of all cash and other consideration (determined as of the Close of Business on the Expiration Date in good faith by the Board of Directors) paid or payable for Common Shares purchased or exchanged in such Pro Rata Repurchase; and

OS’	=	the number of Common Shares outstanding immediately after the Expiration Date (after giving effect to the purchase of all Common Shares purchased or exchanged pursuant to such Pro Rata Repurchase).

Any increase to the Liquidation Preference pursuant to clause (2)(B) will be calculated as of the Close of Business on the last Trading Day of the Pro Rata Repurchase Valuation Period but will be given effect immediately after the Close of Business on the Expiration Date, with retroactive effect. If the Conversion Date for any Convertible Preferred Share to be converted occurs during the Pro Rata Repurchase Valuation Period, then, in determining the Liquidation Preference, the reference to five (5) consecutive Trading Days in the definition of “Pro Rata Repurchase Valuation Period” for purposes of this clause (2) shall be deemed replaced with such lesser number of consecutive Trading Days as have elapsed from (and including) the Trading Day next succeeding the Expiration Date to (but excluding) the Conversion Date.
(C) Upon any adjustment described in clause (2)(B) above with respect to any Pro Rata Repurchase, as a condition to and simultaneously with the effectuation of such Pro Rata Repurchase, the Company shall issue and distribute to Holders of Convertible Preferred Shares an amount of Adjustment Preferred Shares per outstanding Convertible Preferred Share based on the following formula:

where:
APS	=	the number of Adjustment Preferred Shares to be issued per outstanding Convertible Preferred Share;

LP0	=	the Liquidation Preference in effect immediately prior to the Close of Business on the Expiration Date; and

LP’	=	the Liquidation Preference in effect immediately after the Close of Business on the Expiration Date (after giving effect to Section 5(b)).

Any such issuance and distribution of Adjustment Preferred Shares shall be effected in such manner that the Holders of Convertible Preferred Shares become the holders of record of such Adjustment Preferred Shares immediately after the Close of Business on the Expiration Date, with retroactive effect. If the Conversion Date for any Convertible Preferred Share to be converted occurs during the Pro Rata Repurchase Valuation Period, then in determining the number of Adjustment Preferred Shares to be issued and distributed, the reference to five (5) consecutive Trading Days in the definition of “Pro Rata Repurchase Valuation Period” for purposes of this clause (2) shall be deemed replaced with such lesser number of consecutive Trading Days as have elapsed from (and including) the Trading Day next succeeding the Expiration Date to (but excluding) the Conversion Date.
(3)          Below Fair Market Value Issuances.
(A) Subject to Section 10(h), if, on or after the Initial Issue Date, but before the eighteen (18) month anniversary of the Initial Issue Date, the Company or any of its Subsidiaries issues or otherwise sells any Common Shares, or any Equity-Linked Securities, in each case at an Effective Price per Common Share that is less than the average of the Last Reported Sale Prices of the Common Shares over the five (5) consecutive Trading Day period prior to (and excluding) the date of the issuance or sale of such Common Shares or Equity-Linked Securities (other than (x) any dividend, distribution or share split described under clause (1), (y) any Property Dividend described under clause (5) or (z) any issuance solely pursuant to a Common Share Change Event as to which Section 10(i) will apply) (such an issuance or sale, a “Below Fair Market Value Issuance”), then the Conversion Price shall be decreased based on the following formula:
where:
CP0	=	the Conversion Price in effect immediately prior to the Open of Business on the date such Below Fair Market Value Issuance is effectuated;

CP’	=	the Conversion Price in effect immediately after the Open of Business on the date such Below Fair Market Value Issuance is effectuated;

OS	=	the number of Common Shares outstanding immediately before the Open of Business on the date such Below Fair Market Value Issuance is effectuated;

SP0	=
the average of the Last Reported Sale Prices of the Common Shares over the five (5) consecutive Trading Day period prior to (and excluding) the date such Below Fair Market Value Issuance is effectuated;

EP	=	the Effective Price per Common Share in such Below Fair Market Value Issuance; and

X	=
the sum, without duplication, of (x) the total number of Common Shares issued or sold in such Below Fair Market Value Issuance; and (y) the maximum number of Common Shares underlying such Equity-Linked Securities issued or sold in such Below Fair Market Value Issuance.

Any adjustment to the Conversion Price made under clause (3)(A) shall become effective immediately after the Open of Business on the date such Below Fair Market Value Issuance is effectuated.
(B) Upon any adjustment to the Conversion Price described in clause (3)(A) above with respect to any Below Fair Market Value Issuance, as a condition to and simultaneously with the effectuation of such Below Fair Market Value Issuance, the Liquidation Preference shall be adjusted based on the following formula:
where:
LP0	=	the Liquidation Preference in effect immediately prior to the Open of Business on the date such Below Fair Market Value Issuance is effectuated;

LP’	=	the Liquidation Preference in effect immediately after the Open of Business on the date such Below Fair Market Value Issuance is effectuated;

OS	=	the number of Common Shares outstanding immediately before the Open of Business on the date such Below Fair Market Value Issuance is effectuated;

SP0	=
the average of the Last Reported Sale Prices of the Common Shares over the five (5) consecutive Trading Day period prior to (and excluding) the date such Below Fair Market Value Issuance is effectuated;

EP	=	the Effective Price per Common Share in such Below Fair Market Value Issuance; and

X	=
the sum, without duplication, of (x) the total number of Common Shares issued or sold in such Below Fair Market Value Issuance; and (y) the maximum number of Common Shares underlying such Equity-Linked Securities issued or sold in such Below Fair Market Value Issuance.

Any adjustment to the Liquidation Preference made under clause (3)(B) shall become effective immediately after the Open of Business on the date such Below Fair Market Value Issuance is effectuated.
(C) Upon any adjustment described in clause (3)(B) above with respect to any Below Fair Market Value Issuance, as a condition to and simultaneously with the effectuation of such Below Fair Market Value Issuance, the Company shall issue and distribute to Holders of Convertible Preferred Shares an amount of Adjustment Preferred Shares per outstanding Convertible Preferred Share based on the following formula:
where:
APS	=	the number of Adjustment Preferred Shares to be issued per outstanding Convertible Preferred Share;

LP0	=	the Liquidation Preference in effect immediately prior to the Open of Business on the date such Below Fair Market Value Issuance is effectuated; and

LP’	=	the Liquidation Preference in effect immediately after the Open of Business on the date such Below Fair Market Value Issuance is effectuated (after giving effect to Section 5(b)).

Any such issuance and distribution of Adjustment Preferred Shares shall be effected in such manner that the Holders of Convertible Preferred Shares become the holders of record of such Adjustment Preferred Shares immediately after the Open of Business on the date such Below Fair Market Value Issuance is effectuated.
(D) Notwithstanding clauses (3)(A), (3)(B) or (3)(C), (I) the Conversion Price and Liquidation Preference will not be adjusted, nor will Adjustment Preferred Shares be issuable, pursuant to this clause (3) solely as a result of an Exempt Issuance; and (II) the issuance of Common Shares pursuant to the conversion of any Equity-Linked Securities as to which this clause (3) applies will not constitute an additional issuance or sale of Common Shares for purposes of this clause (3) (it being understood, for the avoidance of doubt, that the issuance or sale of Equity-Linked Securities, or any re-pricing or amendment thereof, will be subject to this clause (3)). For purposes of this clause (3), any re-pricing or amendment of any Equity-Linked Securities (including, for the avoidance of doubt, any re-pricing or amendment of Equity-Linked Securities existing as of the Initial Issue Date) will be deemed to be the issuance of additional Equity-Linked Securities, without affecting any prior adjustments theretofore made to the Conversion Price or Liquidation Preference or Adjustment Preferred Shares theretofore distributed.
(4)          Cash Dividends.
(A) Subject to Section 10(h), in the event the Company shall, at any time or from time to time after the Initial Issue Date while the Convertible Preferred Shares remain outstanding, distribute any cash dividend or distribution to all or substantially all holders of Common Shares, excluding (i) any Holder Received Dividend and (ii) distributions of Reference Property pursuant to a transaction specified in Section 10(i), the Conversion Price shall be adjusted based on the following formula:
where:
CP0	=	the Conversion Price in effect immediately prior to the Open of Business on the “ex” date for such dividend or distribution;

CP’	=	the Conversion Price in effect immediately after the Open of Business on the “ex” date for such dividend or distribution;

SP0	=
the average of the Last Reported Sale Prices of the Common Shares over the five (5) consecutive Trading Day period ending on (and including) the Trading Day immediately preceding the “ex” date for such dividend or distribution; and

C	=	the amount of such cash dividend or distribution the Company distributes to one Common Share.

Any decrease in the Conversion Price made under clause (4)(A) shall become effective immediately after the Open of Business on the “ex” date for such dividend or distribution. If any dividend or distribution described in this clause (4)(A) is announced or declared but not so paid or made, the new Conversion Price shall be readjusted, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Price that would then be in effect if such dividend or distribution had not been announced or declared.
(B) Upon any adjustment to the Conversion Price described in clause (4)(A) above with respect to any distribution, as a condition to and simultaneously with the effectuation of such distribution, the Liquidation Preference shall be adjusted based on the following formula:
where:
LP0	=	the Liquidation Preference in effect immediately prior to the Open of Business on the Payment Date for such dividend or distribution;

LP’	=	the Liquidation Preference in effect immediately after the Open of Business on the Payment Date for such dividend or distribution;

SP0	=
the average of the Last Reported Sale Prices of the Common Shares over the five (5) consecutive Trading Day period ending on (and including) the Trading Day immediately preceding the “ex” date for such dividend or distribution; and

C	=	the amount of such cash dividend or distribution the Company distributes to one Common Share.

Any decrease in the Liquidation Preference made under clause (4)(B) shall become effective immediately after the Open of Business on the Payment Date for such dividend or distribution.
(C) Upon any adjustment described in clause (4)(B) above with respect to any distribution, as a condition to and simultaneously with the effectuation of such distribution, the Company shall issue and distribute to Holders of Convertible Preferred Shares an amount of Adjustment Preferred Shares per outstanding Convertible Preferred Share based on the following formula:

where:
APS	=	the number of Adjustment Preferred Shares to be issued per outstanding Convertible Preferred Share;

LP0	=	the Liquidation Preference in effect immediately prior to the Open of Business on the Payment Date for such dividend or distribution; and

LP’	=	the Liquidation Preference in effect immediately after the Open of Business on the Payment Date for such dividend or distribution (after giving effect to Section 5(b)).

Any such issuance and distribution of Adjustment Preferred Shares shall be effected in such manner that the Holder of Convertible Preferred Shares become the holders of record of such Adjustment Preferred Shares immediately after the Open of Business on the Payment Date for such cash dividend or distribution.
(5)          Property Dividends.
(A) Subject to Section 10(h), in the event the Company shall, at any time or from time to time after the Initial Issue Date while the Convertible Preferred Shares remain outstanding, make or issue to all or substantially all holders of Common Shares a Property Dividend (other than (w) distributions of Reference Property pursuant to a transaction specified in Section 10(i), (x) a dividend or distribution described under clause (1), or (y) a cash dividend described under clause (4) or (z) constituting a Holder Received Dividend), then in each such event the Conversion Price shall be adjusted based on the following formula:
where:
CP0	=	the Conversion Price in effect immediately prior to the Open of Business on the “ex” date for such Property Dividend;

CP’	=	the Conversion Price in effect immediately after the Open of Business on the “ex” date for such Property Dividend;

SP0	=	the average of the Last Reported Sale Prices of the Common Shares over the five (5) consecutive Trading Day period ending on

(and including) the Trading Day immediately preceding the “ex” date for such Property Dividend; and

D	=	the fair market value of the Property Dividend (as determined in good faith by the Board of Directors) attributable to one Common Share.

Any decrease in the Conversion Price made under clause (5)(A) shall become effective immediately after the Open of Business on the “ex” date for such dividend or distribution. If any Property Dividend described in this clause (5)(A) is announced or declared but not so paid or made, the new Conversion Price shall be readjusted, effective as of the date the Board of Directors determines not to make or pay such Property Dividend, to be the Conversion Price that would then be in effect if such Property Dividend had not been announced or declared.
(B) Upon any adjustment to the Conversion Price described in clause (5)(A) above with respect to any Property Dividend, as a condition to and simultaneously with the effectuation of such Property Dividend, the Liquidation Preference shall be adjusted based on the following formula:
where:
LP0	=	the Liquidation Preference in effect immediately prior to the Open of Business on the Payment Date for such Property Dividend;

LP’	=	the Liquidation Preference in effect immediately after the Open of Business on the Payment Date for such Property Dividend;

SP0	=
the average of the Last Reported Sale Prices of the Common Shares over the five (5) consecutive Trading Day period ending on (and including) the Trading Day immediately preceding the “ex” date for such Property Dividend; and

D	=	the fair market value of the Property Dividend (as determined in good faith by the Board of Directors) attributable to one Common Share.

Any decrease in the Liquidation Preference made under clause (5)(B) shall become effective immediately after the Open of Business on the Payment Date for such Property Dividend.
(C) Upon any adjustment described in clause (5)(B) above with respect to any Property Dividend, as a condition to and simultaneously with the effectuation of such Property Dividend, the Company shall issue and distribute to Holders of

Convertible Preferred Shares an amount of Adjustment Preferred Shares per outstanding Convertible Preferred Share based on the following formula:
where:
APS	=	the number of Adjustment Preferred Shares to be issued per outstanding Convertible Preferred Share;

LP0	=	the Liquidation Preference in effect immediately prior to the Open of Business on the Payment Date for such Property Dividend; and

LP’	=	the Liquidation Preference in effect immediately after the Open of Business on the Payment Date for such Property Dividend (after giving effect to Section 5(b)).

Any such issuance and distribution of Adjustment Preferred Shares shall be effected in such manner that the Holder of Convertible Preferred Shares become the holders of record of such Adjustment Preferred Shares immediately after the Open of Business on the Payment Date for such Property Dividend.
(6)          Share Combinations.
(A) If the Company effects a share combination of the Common Shares (excluding any combination solely pursuant to a Common Share Change Event, as to which Section 10(i) will apply), then the Conversion Price shall be adjusted based on the following formula:
where:
CP0	=	the Conversion Price in effect immediately before the Open of Business on the effective date of such share combination;

CP’	=	the Conversion Price in effect immediately after the Open of Business on the effective date of such share combination;

OS0	=	the number of Common Shares outstanding immediately before the Open of Business on such effective date without giving effect to such share combination; and

OS’	=	the number of Common Shares outstanding immediately after the Open of Business on such effective date, and solely as a result of giving effect to such share combination.

Any adjustment to the Conversion Price made under clause (6)(A) shall become effective immediately after the Open of Business on the effective date for such share combination.
(B) Upon any adjustment to the Conversion Price described in clause (6)(A) above with respect to any share combination, as a condition to and simultaneously with the effectuation of such share combination, the Liquidation Preference will be adjusted based on the following formula:
where:
LP0	=	the Liquidation Preference in effect immediately before the Open of Business on the effective date of such share combination;

LP’	=	the Liquidation Preference in effect immediately after the Open of Business on the effective date of such share combination;

OS0	=	the number of Common Shares outstanding immediately before the Open of Business on the effective date, without giving effect to such share combination; and

OS’	=	the number of Common Shares outstanding immediately after the Open of Business on such effective date, and solely as a result of giving effect to share combination.

Any adjustment to the Liquidation Preference made under clause (6)(B) shall become effective immediately after the Open of Business on the effective date for such share combination.
(C) Upon any adjustment described in clause (6)(B) above, as a condition to and simultaneously with the effectuation of such share combination, the Company shall cancel an amount of Adjustment Cancellation Preferred Shares per outstanding Convertible Preferred Share of each Holder based on the following formula:
where:

APS	=	the number of Adjustment Preferred Shares (expressed as a fraction of a Convertible Preferred Share) to be cancelled per outstanding Convertible Preferred Share.

LP0	=	the Liquidation Preference in effect immediately prior to the Open of Business on the effective date of such share combination; and

LP’	=	the Liquidation Preference in effect immediately after the Open of Business on the effective date of such share combination.

Any such cancellation of Adjustment Cancellation Preferred Shares shall be effected in such manner that the Holder of Convertible Preferred Shares cease to be the holders of record of such Adjustment Cancellation Preferred Shares immediately after the Open of Business on the effective date of such share combination.
(D) Any cancellation of Adjustment Cancellation Preferred Shares held by any Holder pursuant to this clause (6) shall (i) take into account all Adjustment Cancellation Preferred Shares held by such Holder in the aggregate and (ii) not be effected unless the increase to the Liquidation Preference of the Convertible Preferred Shares of such Holder to remain outstanding after such cancellation required by clause (6)(B) is effected simultaneously therewith. Notwithstanding anything to the contrary in this Certificate of Amendment, in no event will a number of Adjustment Cancellation Preferred Shares held by any Holder (taking into account all Adjustment Cancellation Preferred Shares held by such Holder in the aggregate) be cancelled that is not a whole number.
For purposes of this clause (6), “effective date” means the first date on which Common Shares trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share combination.
(ii)          No Adjustments in Certain Cases.
(1)          Certain Events.  Without limiting the operation of Sections 5(a)(ii)(1) and 10(e)(i), the Company will not be required to adjust the Conversion Price except pursuant to Section 10(f)(i).  Without limiting the foregoing, the Company will not be required to adjust the Conversion Price on account of:
(A)          except as otherwise provided in Section 10(f)(i), the sale of Common Shares for a purchase price that is less than the market price per Common Share or less than the Conversion Price;
(B)          except as provided in Section 10(f)(i)(3), the issuance of any Common Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in Common Shares under any such plan;

(C)          except as provided in Section 10(f)(i)(3), the issuance of any Common Shares or options or rights to purchase Common Shares pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;
(D)          except as provided in Section 10(f)(i)(3), the issuance of any Common Shares pursuant to any option, warrant, right or convertible or exchangeable security of the Company outstanding as of the Initial Issue Date; or
(E)          solely a change in the par value of the Common Shares, including a change whereby the Common Shares are assigned a par value.
(iii)          Adjustment Deferral. If an adjustment to the Conversion Price otherwise required by this Certificate of Amendment would result in a change of less than one percent (1%) to the Conversion Price, then the Company may, at its election, defer such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (1) when all such deferred adjustments would result in a change of at least one percent (1%) to the Conversion Price; (2) the Conversion Date of any Convertible Preferred Share; (3) the Company Redemption Notice Date for any Company Redemption; (4) the date of a Change of Control Company Redemption Notice for any Change of Control Redemption; (5) the date of a Change of Control Holder Notice for any Change of Control Redemption; (6) the date of a Holder Repurchase Notice for any Holder Repurchase; (7) the occurrence of, or the record date for, any vote of the holders of Common Shares of the Company; (8) the date for determination of holders of Common Shares entitled to receive a Property Dividend as to which a Holder Received Dividend Notice has been given; and (9) the effective date of any Common Share Change Event.
(iv)          Shareholder Rights Plans.  If any Common Shares are to be issued upon conversion of any Convertible Preferred Shares and, at the time of such conversion, the Company has in effect any shareholder rights plan, then the Holder of such Convertible Preferred Shares will be entitled to receive, in addition to, and concurrently with the delivery of, the consideration otherwise due upon such conversion, the rights set forth in such shareholder rights plan.
(v)          Determination of the Number of Outstanding Common Shares.  For purposes of Section 10(f)(i), the number of Common Shares outstanding at any time will (1) include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares; and (2) exclude Common Shares held in the Company’s treasury (unless the Company pays any dividend or makes any distribution on Common Shares held in its treasury).
(vi)          Calculations.  All calculations with respect to the Conversion Price, Liquidation Preference and adjustments thereto will be made to the nearest 1/100th of a cent (with 5/1,000ths rounded upward).  All Adjustment Preferred Shares issuable pursuant to this Section 10(f) shall be rounded up, and all Adjustment Cancellation Preferred Shares pursuant to this Section 10(f) shall be rounded down, in each case, to the nearest whole number.
(vii)          Notice of Conversion Price Adjustments, Liquidation Preference Adjustments and Issuance of Adjustment Preferred Shares.  Upon the effectiveness of any adjustment to the Conversion Price or the Liquidation Preference pursuant to Section 10(f)(i), the Company at its expense will, as soon as reasonably practicable an no later than ten (10) Business Days after the date of such effectiveness, send notice to the Holders containing (1) a brief description of the transaction or other event on account of which such adjustment was made and showing the computation by which such adjustment was made; (2) the Conversion Price and Liquidation Preference in effect immediately after such adjustment; (3) the effective time of such adjustment; (4) the number of Adjustment Preferred Shares issuable, if any, on account of such transaction or other event; (5) the date of issuance of the Adjustment Preferred Shares; (6) the number of Adjustment Cancellation Preferred Shares cancelled, if any, on account of such share combination; and (7) the date of cancellation of the Adjustment Cancellation Preferred Shares, if applicable.
(viii)          Holder Received Dividend Notices.  If the Company delivers a Holder Received Dividend Notice, the Company shall cause such Holder Received Dividend to be paid with respect to each Convertible Preferred Share outstanding immediately after the Close of Business on the date for determination of holders of Common Shares entitled to receive such distribution, regardless of whether the Conversion Date for such Convertible Preferred Shares is prior to the time at which the Company makes such distribution to holders of Common Shares.
(g)          Voluntary Conversion Price Decreases.
(i)          Generally.  To the extent permitted by law and applicable securities exchange rules, the Company, from time to time, may (but is not required to) decrease the Conversion Price by any amount if (1) the Board of Directors determines that such decrease is in the Company’s best interest or that such decrease is advisable to avoid or diminish any income tax imposed on holders of Common Shares or rights to purchase Common Shares as a result of any dividend or distribution of Common Share (or rights to acquire Common Shares) or any similar event; (2) such decrease is in effect for a period of at least twenty (20) Business Days; and (3) such decrease is irrevocable during such period; provided, however, that any such decrease that would reasonably be expected to result in any income tax imposed on Holders of Convertible Preferred Shares shall require the affirmative vote or consent of Holders representing a majority of the outstanding Convertible Preferred Shares.
(ii)          Notice of Voluntary Decrease.  If the Board of Directors determines to decrease the Conversion Price pursuant to Section 10(g)(i), then, no later than the first Business Day of the related twenty (20) Business Day period referred to in Section 10(g)(i), the Company will send notice to each Holder of such decrease to the Conversion Price, the amount thereof and the period during which such decrease will be in effect.

 (iii)          Limitation on Voluntary Conversion Price Decreases.  Notwithstanding anything in this Section 10(g) to the contrary, the Company may not decrease the Conversion Price pursuant to Section 10(g)(i) to the extent such decrease would cause the Conversion Price to be less than the Minimum Price per Common Share (subject to proportionate adjustments for share dividends, share splits or share combinations with respect to the Common Shares).
(h)          Restriction on Conversions.
(i)          Limitation on Conversion Right and Certain Issuances.  Notwithstanding anything to the contrary in this Certificate of Amendment, unless and until the Requisite Shareholder Approval is obtained, (A) no Common Shares will be issued or delivered upon conversion of any Convertible Preferred Share of any Holder, and no Convertible Preferred Share of any Holder will be convertible, in each case to the extent, and only to the extent, that such issuance, delivery, conversion or convertibility would result in such Holder or a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) beneficially owning in excess of nineteen and nine-tenths percent (19.9%) of the then-outstanding Common Shares or Shareholder Voting Power (these restrictions set forth in this clause (A), the “Ownership Limitation”), and (B) no Adjustment Preferred Share will be issuable to any Holder to the extent, and only to the extent, that such issuance would result in such Holder or a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) beneficially owning, in the aggregate, Convertible Preferred Shares, together with any other Voting Shares, in excess of nineteen and nine-tenths percent (19.9%) of the Shareholder Voting Power (these restrictions set forth in this clause (B), the “Voting Limitation”).  For these purposes, beneficial ownership and calculations of percentage ownership will be determined in accordance with Rule 13d-3 under the Exchange Act.  If any Conversion Consideration otherwise due upon the conversion of any Convertible Preferred Share is not delivered as a result of the Ownership Limitation, then the Company’s obligation to deliver such Conversion Consideration will not be extinguished, and the Company will deliver such Conversion Consideration as soon as reasonably practicable after the Holder of such Convertible Preferred Share provides written confirmation to the Company that such delivery will not contravene the Ownership Limitation.  If any Adjustment Preferred Share is not issued as a result of the Voting Limitation or by operation of Section 10(h)(iii), then in lieu of issuance of such Adjustment Preferred Share, the Conversion Price will be adjusted in accordance with Sections 10(f)(i)(1)(A), 10(f)(i)(2)(A), 10(f)(i)(3)(A), 10(f)(i)(4)(A) or 10(f)(i)(5)(A), as applicable, without giving effect to the adjustments set forth in Sections 10(f)(i)(1)(B)-(C), 10(f)(i)(2)(B)-(C), 10(f)(i)(3)(B)-(C), 10(f)(i)(4)(B)-(C), or 10(f)(i)(5)(B)-(C), as applicable.  Any purported delivery of Common Shares upon conversion of any Convertible Preferred Share or purported issuance of Adjustment Preferred Shares will be void and have no effect to the extent, and only to the extent, that such delivery would contravene the Ownership Limitation or the Voting Limitation, as applicable.  The satisfaction, by a Holder of any Convertible Preferred Share, of the requirements set forth in Section 10(d)(ii) to convert such Convertible Preferred Share will be deemed to be a representation, by such Holder to the Company, that the settlement of such conversion in full and without regard to this Section 10(h)(i) will not contravene the Ownership Limitation.
(ii)          Limitation of Adjustments for, and Prohibition of, Below Fair Market Value Issuance and Certain Dividends.  Notwithstanding anything to the contrary in this Certificate of Amendment but subject to the limitations set forth in Section 10(h)(i), no adjustment will be made to the Conversion Price pursuant to Sections 10(f)(i)(3), (4) or (5) to the extent such adjustment would cause the Conversion Price to be less than the Minimum Price per Common Stock Share (subject to proportionate adjustment for share dividends, share splits or share combinations with respect to the Common Shares).
(iii)          Limitation on Issuances of Adjustment Preferred Shares.  Notwithstanding anything to the contrary in this Certificate of Amendment but subject to the limitations set forth in Section 10(h)(i), no Adjustment Preferred Share will be issued in connection with the adjustments set forth in Sections 10(f)(i)(3), (4) or (5) to the extent such adjustments would cause the Conversion Price or the Liquidation Preference of such Adjustment Preferred Share to be less than the Minimum Price (subject to proportionate adjustment for share dividends, share splits or share combinations with respect to the Common Shares).
(iv)          Limitation and Prohibition of Certain Events. Notwithstanding anything to the contrary in this Certificate of Amendment, the Company shall not make or declare any dividends to Dividend Junior Shares (other than Holder Received Dividends or any other dividends in which the Holders participate, at the same time and upon the same terms as holders of Common Shares and solely as a result of holding Convertible Preferred Shares, without having to convert their Convertible Preferred Shares), in each case, unless the adjustment pursuant to Section 10(f)(i)(4) or (5) resulting from such dividend would not cause the Conversion Price to be less than the Minimum Price per Common Share (subject to proportionate adjustment for share dividends, share splits or share combinations with respect to the Common Shares).
(v)          Covenant to Seek the Requisite Shareholder Approval.  The Company will use its reasonable best efforts to obtain, at the next meeting of its shareholders held following its Annual Meeting of Shareholders in 2020, but in no event later than August 31, 2021, the Requisite Shareholder Approval, including by endorsing its approval in the related proxy materials, and by seeking such Requisite Shareholder Approval, if not previously obtained, at each future regular annual meeting of shareholders and endorsing its approval in the related proxy materials, until such time after the Requisite Shareholder Approval is obtained or, if sooner, the date that the Holders of a majority of the Convertible Preferred Shares then outstanding provides notice to the Company that they no longer seek such Requisite Shareholder Approval. The Company will promptly notify the Holders if the Requisite Shareholder Approval is or is not obtained at each regular annual meeting of shareholders until such Requisite Shareholder Approval is obtained.
(i)          Effect of Common Share Change Event.
(i)          Generally.  If there occurs any:

(1)          recapitalization, reclassification or change of the Common Shares, other than (x) changes solely resulting from a subdivision or combination of the Common Shares, (y) a change only in par value or from par value to no par value or no par value to par value or (z) share splits and share combinations that do not involve the issuance of any other series or class of securities other than the Common Shares;
(2)          consolidation, merger, combination or binding or statutory share exchange involving the Company;
(3)          sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or
(4)          other similar event,
and, as a result of which, the Common Shares are converted into, or are exchanged for, or represent solely the right to receive, other securities, cash or other property or assets, or any combination of the foregoing (such an event, a “Common Share Change Event,” and such other securities, cash or property or assets, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) Common Share would be entitled to receive on account of such Common Share Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Certificate of Amendment,
(A)          from and after the effective time of such Common Share Change Event, (I) the consideration due upon conversion of any Convertible Preferred Share will be determined in the same manner as if each reference to any number of Common Shares in this Section 10, or in any related definitions, were instead a reference to the same number of Reference Property Units; (II) for purposes of Section 7 and Section 10(c), each reference to any number of Common Shares in such Sections (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; and (III) for purposes of the definition of “Change of Control,” the terms “Common Shares” and “common equity” will be deemed to mean the common equity (including depositary receipts representing common equity), if any, forming part of such Reference Property; and
(B)          for these purposes, (I) the Daily VWAP of any Reference Property Unit or portion thereof that consists of a class of common equity securities will be determined by reference to the definition of “Daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (II) the Daily VWAP of any Reference Property Unit or portion thereof that does not consist of a class of common equity securities, and the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities, will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).
If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of shareholder election, then the composition of the Reference Property Unit will be deemed to be (x) the weighted average of the types and amounts of consideration actually owned or received, per Common Share, by the holders of Common Shares that affirmatively make such an election or (y) if no holders of Common Shares affirmatively make such an election, the types and amounts actually owned or received, per Common Share, by the holders of Common Shares.  The Company will notify the Holders of such weighted average as soon as practicable after such determination is made.
(ii)          Compliance Covenant.  The Company will not become a party to any Common Share Change Event unless its terms are consistent with this Section 10(i).
(iii)          Execution of Supplemental Instruments.  On or before the date the Common Share Change Event becomes effective, the Company and, if applicable, the resulting, surviving or transferee Person (if not the Company) of such Common Share Change Event (the “Successor Person”) will execute and deliver such supplemental instruments, if any, as the Company reasonably determines are necessary or desirable to (1) provide for subsequent adjustments to the Conversion Price and Liquidation Preference pursuant to Section 10(f)(i) in a manner consistent with this Section 10(i); (2) provide for the subsequent issuances of Adjustment Preferred Shares or an equivalent security pursuant to Section 10(f)(i) in a manner consistent with this Section 10(i); (3) provide for subsequent cancellations of Adjustment Cancellation Preferred Shares or an equivalent security; and (4) give effect to such other provisions, if any, as the Company reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to Section 10(i)(i).  If the Reference Property includes shares of stock or other securities or assets of a Person other than the Successor Person, then such other Person will also execute such supplemental instrument(s) and such supplemental instrument(s) will contain such additional provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of Holders.
(iv)          Notice of Common Share Change Event.  The Company will provide notice of each Common Share Change Event to Holders no later than the second (2nd) Business Day after the effective date of the Common Share Change Event.
(v)          Successive Common Share Change Events.  The above provisions of this Section 10(i) shall similarly apply to successive Common Share Change Events.
(j)          Certain Provisions Relating to the Conversions.
(i)          Equitable Adjustments to Prices.  Whenever this Certificate of Amendment requires the Company to calculate the average of the Last Reported Sale Prices or Daily VWAPs, or any function thereof, over, or, in the case of Section 10(c), to determine whether the Daily VWAP exceeds one hundred fifty percent (150%) of the Conversion Price on each of at least twenty (20) Trading Days in, a period of multiple days (including to calculate an adjustment to the Conversion Price), the Company will make appropriate adjustments, if any, to those calculations to account for any adjustment to the Conversion Price pursuant to Section 10(f)(i) that becomes effective, or any event requiring such an adjustment to the Conversion Price (or any change to the market price per Common Share resulting from any such event) where the “ex” date, effective date or Expiration Date, as applicable, of such event occurs, at any time during such period. The Company will likewise make appropriate adjustments where a Conversion Price adjustment otherwise required to be made pursuant to Section 10(f)(i) is not made in respect of a Holder Received Dividend or any other dividend in which the Holders participate, at the same time and upon the same terms as holders of Common Shares and solely as a result of holding Convertible Preferred Shares, without having to convert their Convertible Preferred Shares.
(ii)          Reservation of Common Shares.  The Company will reserve, out of its authorized, unreserved and not outstanding Common Shares, solely for delivery upon conversion of the Convertible Preferred Shares, including any Adjustment Preferred Shares issued pursuant to Section 10(f)(i), a number of Common Shares and other securities, cash or property as from time to time shall be issuable upon the conversion in full of all Convertible Preferred Shares then outstanding, if any.  To the extent the Company delivers Common Shares held in the Company’s treasury in settlement of any obligation under this Certificate of Amendment to deliver Common Shares, each reference in this Certificate of Amendment to the issuance of Common Shares in connection therewith will be deemed to include such delivery.
(iii)          Status of Common Shares.  Each Common Share delivered upon conversion of the Convertible Preferred Shares of any Holder will be a newly issued or treasury share and will be duly and validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of such Holder or the Person to whom such Common Share will be delivered).  If the Common Shares are then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will cause each such Common Share, when so delivered, to be admitted for listing on such exchange or quotation on such system.
(iv)          Taxes Upon Issuance of Common Shares.  The Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any Common Shares upon conversion of the Convertible Preferred Shares of any Holder, except any tax or duty that is due because such Holder requests those Common Shares to be registered in a name other than such Holder’s name.
(v)          Authorization of Adjustment Preferred Shares.  Prior to effecting any transaction as a result of which the issuance of Adjustment Preferred Shares is required pursuant to Section 10(f), the Company shall take such action (including obtaining authorization of and effecting any amendment to the Charter) as may be required so that all such Adjustment Preferred Shares are duly authorized and may be validly issued and, upon issuance, will be fully paid and non-assessable.

SECTION 11.          CALCULATIONS.
(a)          Responsibility; Schedule of Calculations.  Except as otherwise provided in this Certificate of Amendment, the Company will be responsible for making all calculations called for under this Certificate of Amendment or the Convertible Preferred Shares, including determinations of the Conversion Price, the Liquidation Preference, the number of Adjustment Preferred Shares, the number of Adjustment Cancellation Preferred Shares, the Daily VWAPs, the Last Reported Sale Prices and accumulated Dividends on the Convertible Preferred Shares.  The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders.  The Company will provide a schedule of such calculations to any Holder upon written request.
(b)          Calculations Aggregated for Each Holder.  The composition of the Conversion Consideration due upon conversion of the Convertible Preferred Shares of any Holder will be computed based on the total number of Convertible Preferred Shares of such Holder being converted with the same Conversion Date.  For these purposes, any cash amounts due to such Holder in respect thereof will be rounded to the nearest cent.
SECTION 12.          TAX TREATMENT .  Notwithstanding anything to the contrary in this Certificate of Amendment, for U.S. federal and other applicable state and local income tax purposes, it is intended that the Convertible Preferred Shares will not be treated as “preferred Shares” within the meaning of Section 305(b)(4) of Code and Treasury Regulations Section 1.305-5(a).  The Company will, and will cause its Subsidiaries and agents to, report consistently with, and take no positions or actions inconsistent with, the foregoing treatment unless otherwise required by a determination within the meaning of Section 1313(a) of the Code.
SECTION 13.         NOTICES.  The Company will send all notices or communications to Holders pursuant to this Certificate of Amendment in writing and delivered personally, by facsimile or e-mail (with confirmation of receipt from the recipient, in the case of e-mail), or sent by nationally recognized overnight courier service to the Holder’s respective addresses shown on the Register.  Notwithstanding anything in the Certificate of Amendment to the contrary, any defect in the delivery of any such notice or communication will not impair or affect the validity of such notice or communication and the failure to give any such notice or communication to all the Holders will not impair or affect the validity of such notice or communication to whom such notice is sent.
SECTION 14.          NO OTHER RIGHTS.  The Convertible Preferred Shares will have no rights, preferences or voting powers except as provided in this Certificate of Amendment or the Charter or as required by applicable law.

EXHIBIT A
FORM OF CONVERTIBLE PREFERRED SHARE
Agilysys, Inc.
5.25% Series A Convertible Preferred Shares
[Certificate No.: [___]]	No. Shares* [___]

Agilysys, Inc., an Ohio corporation (the “Company”), certifies that [_______] is the registered owner of [___] shares of the Company’s designated 5.25% Series A Convertible Preferred Stock, without par value (the “Convertible Preferred Shares”), represented by this certificate (this “Certificate”).  The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Convertible Preferred Shares are set forth in the Amended Articles of Incorporation of the Company, as amended from time to time (as amended, the “Articles of Incorporation”).  Capitalized terms used in this Certificate without definition have the respective meanings ascribed to them in the Articles of Incorporation.
Additional terms of this Certificate are set forth on the other side of this Certificate.
[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]
* Insert number of shares for Physical Certificate only.

IN WITNESS WHEREOF, Agilysys, Inc. has caused this instrument to be duly executed as of the date set forth below.
AGILYSYS, INC.

Date:	By:
Name:
Title:

Date:	By:
Name:
Title:

TRANSFER AGENT’S COUNTERSIGNATURE
[legal name of Transfer Agent], as Transfer Agent, certifies that this Certificate represents Convertible Preferred Shares referred to in the within-mentioned Articles of Incorporation.
Date:	By:
Authorized Signatory

REVERSE OF SECURITY
AGILYSYS, INC.
THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS, WITHIN FIVE DAYS AFTER RECEIPT BY THE COMPANY OF A WRITTEN REQUEST THEREFOR, A SUMMARY OF THE POWERS, DESIGNATIONS AND PREFERENCES, OR OTHER SPECIAL RIGHTS OF EACH CLASS OF SHARES OF THE COMPANY AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND RIGHTS, AND THE VARIATIONS IN RIGHTS, PREFERENCES AND LIMITATIONS DETERMINED FOR EACH SERIES, WHICH ARE FIXED BY THE ARTICLES OF INCORPORATION OF THE COMPANY, AS AMENDED, AND THE RESOLUTIONS OF THE BOARD OF DIRECTORS OF THE COMPANY, AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES.  SUCH REQUEST MAY BE MADE TO THE OFFICE OF THE SECRETARY OF THE COMPANY OR TO THE TRANSFER AGENT.  THE BOARD OF DIRECTORS MAY REQUIRE THE OWNER OF A LOST OR DESTROYED SHARE CERTIFICATE, OR HIS LEGAL REPRESENTATIVES TO GIVE THE COMPANY A BOND TO INDEMNIFY IT AND ITS TRANSFER AGENTS AND REGISTRARS AGAINST ANY CLAIM THAT MAY BE MADE AGAINST THEM ON ACCOUNT OF THE ALLEGED LOSS OR DESTRUCTION OF AY SUCH CERTIFICATE.
FOR VALUE RECEIVED, ________________ hereby sell, assign and transfer unto

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)
Shares of the 5.25% Series A Convertible Preferred Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint agent to transfer the said shares of 5.25% Series A Convertible Preferred Shares evidenced hereby on the books of the within-named Company with full power of substitution in the premises.

Date:

Signature:

(Sign exactly as your name appears on the other side of this 5.25% Series A Convertible Preferred Shares)
Signature Guarantee:	†

† Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union reasonably acceptable to the Company or meeting the requirements of any transfer agent appointed by the Company from time to time, which requirements include membership or participation in the Securities Transfer Agents Medallion

Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B
OPTIONAL CONVERSION NOTICE
AGILYSYS, INC.
5.25% Series A Convertible Preferred Shares
Subject to the terms of the Articles of Incorporation, by executing and delivering this Optional Conversion Notice, the undersigned Holder of the 5.25% Series A Convertible Preferred Shares identified below directs the Company to convert (check one):
☐	all of the 5.25% Series A Convertible Preferred Shares

☐	‡ 5.25% Series A Convertible Preferred Shares

identified by CUSIP No. and Certificate No.
Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signatory
‡          Must be a whole number.
B-1

EXHIBIT C
HOLDER REPURCHASE NOTICE
AGILYSYS, INC.
5.25% Series A Convertible Preferred Shares
Subject to the terms of the Articles of Incorporation, by executing and delivering this Holder Repurchase Notice, the undersigned Holder of the 5.25% Series A Convertible Preferred Shares identified below is exercising its Holder Repurchase Right with respect to (check one):
☐	all of the 5.25% Series A Convertible Preferred Shares

☐	§ 5.25% Series A Convertible Preferred Shares

identified by CUSIP No. and Certificate No.
The undersigned acknowledges that Certificate identified above, duly endorsed for transfer, must be delivered to the Company before the Holder Repurchase Price will be paid.
Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signatory
§          Must be a whole number.

C-1

EXHIBIT D
CHANGE OF CONTROL HOLDER REDEMPTION NOTICE
AGILYSYS, INC.
5.25% Series A Convertible Preferred Shares
Subject to the terms of the Articles of Incorporation, by executing and delivering this Change of Control Holder Redemption Notice, the undersigned Holder of the 5.25% Series A Convertible Preferred Shares identified below is exercising its Change of Control Holder Redemption Right with respect to (check one):
☐	all of the 5.25% Series A Convertible Preferred Shares

☐	§ 5.25% Series A Convertible Preferred Shares

identified by CUSIP No. and Certificate No.
The undersigned acknowledges that Certificate identified above, duly endorsed for transfer, must be delivered to the Company before the Change of Control Redemption Price will be paid.
Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signatory
§          Must be a whole number.
D-1

EXHIBIT E
FORM OF RESTRICTED SHARE LEGEND
THE OFFER AND SALE OF THIS SECURITY AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY AND SUCH SHARES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT; OR (B) PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN AN INVESTMENT AGREEMENT, DATED AS OF MAY 11, 2020, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

E-1